 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-230768
The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 8, 2019
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated April 8, 2019)
7,800,000 Ordinary Shares
Hollysys Automation Technologies Ltd.

We are offering 7,800,000 ordinary shares, par value $0.001 per share. Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “HOLI.” The last reported sale price of our ordinary shares on the NASDAQ Global Select Market on April 5, 2019 was $22.90 per share.

Investing in our ordinary shares involves certain risks. See “Risk Factors” beginning on page S-21of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

PRICE $       PER SHARE

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company
Per Share	$	$	$
Total	$	$	$

(1)
See “Underwriting” for a description of the compensation payable to the underwriter.

We have granted the underwriter an option to purchase up to an additional 1,170,000 ordinary shares from us, at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.
The underwriter expects to deliver the shares to purchasers on or about            , 2019 through the book-entry facilities of The Depository Trust Company.

Citigroup

Prospectus Supplement dated            , 2019

PROSPECTUS SUPPLEMENT
APRIL 8, 2019 PROSPECTUS
S-i

About this Prospectus Supplement
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated April 8, 2019, included in the registration statement on Form F-3 (No. 333-230768) that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, which provides more general information, some of which does not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the accompanying prospectus as updated through incorporation by reference.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering. Neither we nor the underwriter have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. Neither we nor the underwriter are making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus, or of any sale of our securities. It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.
This prospectus supplement and the accompanying prospectus and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, all references to:
•
“Amended and Restated M&A” refers to the current amended and restated memorandum and articles of association approved by the board of directors of the Company on May 26, 2016 and registered by the BVI Register of Corporate Affairs on May 27, 2016;

•
“Bond Group” refers to a group of our subsidiaries, including Bond Corporation Pte. Ltd., a Singapore company, Bond M&E Pte. Ltd., a Singapore Company, Bond M&E Sdn. Bhd., a Malaysian company and Bond M&E (K.L.) Sdn. Bhd., a Malaysian company;

•
“BVI” refers British Virgin Islands;

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“CAGR” refers to compound annual growth rate;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan and the special administrative regions of Hong Kong and Macau;

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“Concord Group” refers to a group of our subsidiaries, including Concord Corporation Pte. Ltd., or we refer to as CCPL, a Singapore company, and CCPL’s subsidiaries, Concord Electrical Pte. Ltd., a Singapore company, Concord Electrical Sdn. Bhd., a Malaysian company, Concord Corporation Pte. Ltd, Dubai Branch, Concord Electrical Contracting Ltd., a Qatar company, and Concord M Design and Engineering Company Ltd, a Macau company;

•
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

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“Frost & Sullivan” refers to the research report, “Global and China Industrial Automation and Rail Automation Independent Market Research” by Frost & Sullivan International Limited;

•
“HAP” refers to Hollysys (Asia Pacific) Pte. Limited, a Singapore company;

•
“Hollysys,” “we,” “us,” or “our,” and the “Company,” refer to the combined business of Hollysys Automation Technologies Ltd., a BVI company, and its consolidated subsidiaries;

•
“R&D” refers to research and development;

•
“RMB” refers to Renminbi, the legal currency of China; “MYR” refers to the Malaysian Ringgit, the legal currency of Malaysia; “SGD” and “S$” refer to the Singapore dollar, the legal currency of Singapore; and “U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

•
“SEC” refers to the U.S. Securities and Exchange Commission;

•
“Securities Act” refers to the Securities Act of 1933, as amended;

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“Track Record Period” refers to the three years ended June 30, 2016, 2017 and 2018 and the six months ended December 31, 2018; and

•
“U.S.” refers to the United States.

In addition, we have listed below certain technical terms we use to describe our business and industry:
•
AMS: Asset Management System

•
APC: Advanced Process Control

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ATO: Automatic Train Operation system

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ATP: Automatic Train Protection

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ATS: Automatic Train Supervision

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Batch: Batch Control System

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BTM: Balise Transmission Module

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CBI: Computer Based Interlocking

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CI: Computer Interlock System

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CRM: Customer Relationship
Management

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CTCS-2: Chinese Train Control System Level 2

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CTCS-3: Chinese Train Control System Level 3

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DCS: Distributed Control System

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DEH: Digital Electro-Hydraulic

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DMS: Device Management System

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DSU: Data Storage Unit

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EMS: Energy Management System

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ERP: Enterprise Resource Planning

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GW: Gigawatt

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IIoT: Industrial Internet of Things

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MC: Motion Controller

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MES: Manufacture Execution System

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MSS: Maintenance Support System

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MW: Megawatt

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PaaS: Platform as a Service

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PLC: Programmable Logic Controller

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PLM: Product Lifecycle Management

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RBC: Radio Block Center

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SaaS: Software as a Service

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SCADA: Supervisory Control and Data Acquisition

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SCM: Supply Chain Management

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SIS: Safety Instrumented System

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TCC: Train Control Center

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TMS: Training Management System

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TSRS: Temporary Speed Restriction
Server

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WMS: Warehouse Management System

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ZC: Zone Controller

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

Prospectus Supplement Summary
This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our ordinary shares. Before making an investment decision, you should read carefully this entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” beginning on page S-21 of this prospectus supplement and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference.”
About Hollysys Automation Technologies Ltd.
Our Mission
Automation for better life.
Overview
We are a leading automation control system solutions provider in China, with overseas operations in eight other countries and regions throughout Asia. Leveraging our proprietary technology and deep industry know-how, we empower our customers with enhanced operational safety, reliability, efficiency, and intelligence which are critical to their businesses. We derive our revenues mainly from providing integrated solutions for industrial automation and rail transportation. In industrial automation, we deliver the full spectrum of automation hardware, software, and services spanning field devices, control systems, enterprise manufacturing management and cloud-based applications. In rail transportation, we provide advanced signaling control and SCADA systems for high-speed rail and urban rail (including subways). The following diagrams depict our solutions for industrial automation and rail transportation.
Industrial Automation solutions

Cloud-based Services
IIoT Platform
Management
ERP
ERP/CRM/SCM/PLM
Industrial Big Data Platform
Execution
MES/WMS/EMS/AMS
Industrial Security
Monitoring
SCADA/APC/BATCH
Industrial Network
Control
DCS/SIS/PLC/MC
Internet of Things
Field Device
Smart Transmitter/
Actuator

Rail transportation solutions
Founded in 1993, with technical expertise and innovation, we have grown from a research team specializing in automation control in the power industry into a group providing integrated automation control system solutions for customers in diverse industry verticals. As of March 2019, we had cumulatively carried out more than 25,000 projects for approximately 15,000 customers in various sectors including power, petrochemical, high-speed rail, and urban rail, in which we have established leading market positions. According to Frost & Sullivan, we are the largest Chinese company in the domestic automation market by various metrics including contract amount of DCS solutions in the power sector in 2018, ATP sets sold from 2015 to 2018, and contract amount of urban rail SCADA systems in 2018. With our strong customer base and highly-reputable brand, we believe we are well positioned to capture opportunities from untapped growth potential in China and around the world.

Our Operating Statistics and Global Reach

## Rich Project Experience

**25,000+**
Cumulative Projects

**~15,000**
Cumulative Customers

**50%+**
PRC Central Government Owned Enterprises Among Our Customers

## Leading Market Positions

1

**50%+**
Market Share in China Nuclear Power Units in Operation (>600MW)

1

**~40%**
Market Share in ATP Sets Sold in China (2015-2018)

1

**14%**
Market Share in Urban Rail SCADA Contract Amount in China (2015-2018)

## Strong R&D Capabilities

**~40%**
R&D and Technology Team Personnel as pct of Total Staff

**120**
Authorized Patents

**6-7%**
of Revenue in R&D Investment

We established **60+ research and service centers** in 9 countries and regions

Our solutions and products cover **30+ countries and regions**

China
India
Hong Kong
Macau
UAE
Qatar
Malaysia
Indonesia
Singapore

Our Business Platform and Value Propositions
Our highly-scalable and adaptable business platform is based on three key complementary pillars:
•
Proprietary and core technologies

•
In-depth understanding of our clients’ industrial processes

•
Dedicated pursuit of customer satisfaction

Our suite of integrated solutions offers customers the following value propositions:
•
Compliant with international standards

•
Leading functionality and quality

•
Strong product safety and reliability

•
Highly flexible customization

•
Cost-effective solutions

•
Comprehensive service capability

Our Market Opportunities
As a leading provider of automation control systems solutions in China, we derived most of our revenue during the Track Record Period from two business segments — industrial automation and rail transportation The markets for both segments have grown rapidly, and present different dynamics and growth prospects. With our successful track record and credentials reserve, we believe we are well-positioned to benefit from the below industry themes.
China’s Industrial Automation Market
Industrial automation is divided by application into discrete automation, which is used in manufacturing and assembly of distinct items (such as automobiles, semiconductors and household appliances), and process automation, which is used in process manufacturing of undifferentiated products (such as power generation, petrochemicals and chemicals). China’s industrial automation market is poised for accelerated growth. According to Frost & Sullivan, total contract amount from industrial automation in China grew at a 4.9% compound annual growth rate, or CAGR, from 2014 to 2018 and reached RMB201.7 billion (US$30.1 billion). This market is estimated to grow at an 11.1% CAGR from 2018 to 2023 and reach RMB339.2 billion (US$50.6 billion), with process automation taking the lead.

A few industry verticals including chemicals and petrochemicals, power, machinery and automotive and transportation accounted for the largest share of the industrial automation market in 2018.
DCS solutions account for the majority of process automation market in China in terms of contract value amount. Chemicals and petrochemicals and power, two of the largest industry verticals for DCS solutions, are expected to grow at CAGRs of 14.5% and 5.8%, respectively, from 2018 to 2023 according to Frost & Sullivan.
Drivers for industrial automation
•
Rising labor costs:   As labor costs in China rise while the cost of automation control systems decline due to domestic production and other factors, industrial automation solutions are expected to become more valuable, affordable and in-demand by Chinese industrial firms.

•
Growth of end market:   As China’s economy evolves, multiple sectors are expanding, giving rise to the need for industrial automation solutions. Such sectors include nuclear power, waste incineration and biomass power, chemical and petrochemical, semiconductor and electronics, and healthcare.

•
Maintenance and replacement of existing industrial automation systems:   The massive scale of existing industrial automation, driven by strong growth in recent years, and the limited designed service life of automation equipment, generally 10 to 15 years, should create significant need for maintenance and replacement, which are expected to sustain long-term demand for industrial automation. Such sectors include thermal power, chemical and petrochemical, food and beverage, semiconductor and electronics, household appliances, and healthcare.
•
Industry-wide upgrade:   The transformation of entire industries by the emergence of data-driven smart manufacturing and IIoT is expected to generate a high volume of new deployment needs for industrial automation, which in turn, is expected to generate recurring needs for maintenance and upgrade.

•
Favorable policies:   The Chinese government is actively promoting environmental protection, energy conservation and industrial transformation and upgrade in to achieve a more sustainable course of development, which also gives rise to market opportunities for automation solution providers.

Trends in industrial automation
•
Domestic players in PRC industrial automation market have substantially improved their brand name and R&D capability, which enables them to penetrate high-end market segments that have traditionally been dominated by multinational companies, such as Emerson, Honeywell and Siemens. Domestic players, such as Hollysys, are expected to leverage their deep knowledge of domestic customers and proven track record to win market share in specific strategic industries.

•
Market dynamics will favor industry-leading players who have the capability and resources to provide customized solutions, high quality products, greater flexibility and faster response. Recent entrants and smaller-scaled players are expected to be marginalized from the competition due to lack of technology competitiveness, demonstrated service capabilities and shorter track record.

China’s Rail Automation Market
China’s high-speed railway operating mileage, currently the largest in the world, grew at a 15.2% CAGR from 2014 to 2018 and reached 29,100 km. Due to continued large-scale state investment, high-speed rail operating mileage is expected to grow at an 8.0% CAGR from 2018 to 2023, according to Frost & Sullivan. Similarly, total operating mileage of urban rail transit in China grew at a 16.4% CAGR from 2014 to 2018 and reached 4,766 km in 2018. Total urban rail transit mileage is expected to reach 9,276 km in 2023, a CAGR of 14.2% from 2018 to 2023, according to Frost & Sullivan.
The high-speed rail control system market is expected to grow at a 11.7% CAGR from 2018 to 2023 and reach RMB29.2 billion (US$4.4 billion), according to Frost & Sullivan, with maintenance and replacement accounting for a rapidly growing share of expenditures.

The urban rail transit signaling system market is mainly driven by the new construction of urban rail transit. With steady growth of in operating mileage, the total market size of urban rail transit is expected to reach RMB25.4 billion (US$3.8 billion) in 2023, representing a CAGR of 12.7% from 2018 to 2023.
Similarly, the urban rail SCADA System market is expected to grow rapidly at a 15.2% CAGR from RMB7.0 billion (US$1.0 billion) 2018 to RMB14.1 billion (US$2.1 billion) in 2023.
Drivers for rail automation
Urbanization:   Rapid urbanization and regional economic integration in China are expected to continue to drive new construction of high-speed rail and urban rail transit. In addition, the demand for more efficient operation of high-speed rail and urban rail transit systems is expected to also generate demand for rail automation in China.
Renewal and upgrade:   The massive scale of high-speed rail and urban rail transit networks is creating a growing need for renewal, replacement and upgrade of rail automation equipment, as high-speed rail signaling control systems have designed service lives of 10 to 15 years and urban rail signaling systems have designed service lives of 15 years.
Favorable policies:   Ambitious PRC government policies such as the Eight Horizontal and Eight Vertical High-speed Railway Corridors Project, Belt and Road Initiatives, and High-speed Railway Diplomacy is expected to sustain growth in the rail automation market.

Trends in rail automation
Share of domestic equipment and system is expected to increase:   Domestic firms have made substantial breakthroughs in building control system technologies and are expected to accelerate import substitution in China’s rail automation market.
Wider adoption of fully automatic train technology:   Fully automatic driving technology, which allows “driverless” trains to be managed automatically by the system without a train conductor, marks the next stage for automation of railway and urban rail.
Global Industrial and Rail Automation Market
According to Frost & Sullivan, the global industrial automation market is expected to grow at a CAGR of 4.1% from 2018 to 2023, and reach $276.2 billion in 2023, mainly driven by the next round of industrial revolution known as “Industry 4.0” and global technological advancements such as IIoT, artificial intelligence and digital transformation of industry. The global rail automation market is expected to grow at a CAGR of 7.1% from 2018 to 2023, and reach $32.2 billion in 2023, mainly driven by economic growth and increasing urbanization in the Asia-Pacific region, and the maintenance and replacement of automation equipment on existing rail networks.
Our Strengths
Market leadership with strong reputation
We are one of the largest automation control system solutions providers in China, playing a key part in many verticals in which we operate in China. For example, according to Frost & Sullivan:
•
In the power sector, we were the largest Chinese company in terms of  (i) the contract amount of DCS solutions in 2018, with a market share of 15.8%, (ii) the number of newly-constructed thermal power units equipped with DCS solutions in 2018, with a market share of 37.5%, and (iii) the number of nuclear power units with generating capacity above 600MW as of December 31, 2018, with a market share over 50%. In terms of cumulative thermal power units with generating capacity above 300MW as of December 31, 2018, our DCS solutions commanded a market share of 18.8%. In terms of the cumulative number of waste incineration power plants as of December 31, 2018, our DCS solutions enjoyed a market share of 42.5%.

•
In the high-speed rail sector, we were the largest company in terms of ATP sets sold from 2015 to 2018, with a market share of 39.2%, and in particular our market share for CTCS-2 ATP sets sold commanded 50.6% of the market share from 2014 to 2018. We were the second largest company in terms of TCC contract coverage mileage from 2015 to 2018, with a market share of 24.7%.

•
In the urban rail sector, we were the largest company in terms of SCADA system contract amount from 2015 to 2018, with a market share of 14.2%.

Our solid leadership position rests not only on market share, but also on our continued innovation and breakthroughs in the industry in China. We were the first to achieve the following feats in China’s automation market, according to Frost & Sullivan:
•
1st domestic DCS with practical application (1993);

•
1st domestic nuclear power station computing system to enter operation (1997);

•
1st domestic railway transportation SCADA (2002);

•
1st proprietary domestic large-scale PLC system (2007);

•
1st passenger line with CTCS-2 Train Control System (2008);

•
1st GW Nuclear Power Station Digital Instrumentation Control System (2011);

•
1st to introduce CTCS-3 category high-speed rail control system in an overseas market (2012);

•
1st domestic SIS (2012); and

•
1st and only Chinese company to provide DEH control system for gigawatt power plant (as of 2018).

As evidence of our strong reputation, we have been actively involved in setting industrial standards, and have received numerous awards and industry recognitions. Notably, we have:
•
Led or participated in the formulation of national standards including industrial enterprise information integration system standards, urban rail transit integrated supervision and control system design specifications, industrial-process measurement, and reference model for control and automation production facility (digital factory).

•
Obtained national-level recognitions including PRC State Council’s State Science and Technology Progress Award, National Development and Reform Commission’s State Accredited Enterprise Technology Center, Ministry of Science and Technology’s Technology Innovation Demonstration Enterprise, and the Ministry of Industry and Information Technology’s designation as an Intelligent Manufacturing System Solutions Provider (among the first to receive the designation) and award for excellence in Industrial Internet App Solutions in 2018.

•
Received product and service quality awards from Hong Kong’s Mass Transit Railway (MTR) for five consecutive years, including the Gold Quality Award in 2016, the highest honor given by MTR in respect to project quality management.

Proven credentials with high barriers to entry
Our proven credentials of qualification, project experience and reliability record have formed strong barriers and a self-reinforcing virtuous circle that has enabled us to stand out among our competitors.
In China, we are the only domestic company qualified to design and manufacture non-safety control systems of nuclear power plants, the only SIS provider on the National Safety Bureau’s 2017 Directory for the Promotion of the Advanced and Replacement of the Obsolete in Safety Technology and Equipment, and one of the only three companies qualified to provide high-speed rail signaling products in both CTCS-2 and CTCS-3 categories, as well as to design and construct Chinese high-speed rail ATO control systems. In the overseas market, our rail signaling systems and SIS have attained the highest European safety standard certifications.
Among the over 25,000 projects completed since our founding days, we have steadily climbed the ranks and undertaken some of the most sophisticated and challenging projects for increasingly demanding customers in China. Our integrated and balanced teams including R&D staff, engineers and project management have accumulated invaluable relevant experience and in-depth industry knowledge of our customers’ industry verticals. These valuable credentials were built through decades of dedication and commitment and are critical in enabling us to win bids.
Our customers operate in industries with some of the most stringent safety and reliability requirements such as nuclear power and high-speed rail, where small system malfunctions could lead to disastrous accidents. We have always put safety first and implemented comprehensive procedures to ensure the highest safety standards. As a result, we have maintained an outstanding safety record throughout our 25-year history, and potential customers come to us because of our reputation for safety and reliability.
Integrated, customized solutions leading to high customer satisfaction and stickiness
With comprehensive system integration capabilities as our backbone, we offer customers one-stop shop total solutions and deliver convenient and economic solutions, which significantly mitigate system compatibility risks.
We go further by providing tailor-made solutions with our proprietary technologies, which we can readily adapt and customize to meet varying needs. We form dedicated teams composed of complementary groups of sales personnel, and hardware and software engineers from a variety of disciplines to understand our customers’ specific needs early on, identify feasible action items, and customize to their satisfaction.

Our customization approach has proven value proposition particularly in our home market, where many customers have developed their own production processes, and many others are becoming more sophisticated in their demand, according to Frost & Sullivan.
Our customized total solutions are inherently highly-integrated into our customers’ business operations, which makes it costly and time consuming for our customers to switch to other providers. Our engineers on the ground have close and frequent contact with our customers as they perform routine maintenance and inspection. We believe our customers’ reliance on our systems and personnel provides us with unique advantages in generating recurring revenue from services and upgrades, and securing new business from our customers and their affiliates. Over the Track Record Period, our products sold and services rendered as reported in our income statement were mainly derived from existing customers after their initial purchase of our integrated contract solutions. We believe we shall continue to benefit from the structural upgrade and replacement opportunities in some of China’s largest industries.
Strong technology, engineering and R&D capabilities
Technology is at the core of our competencies, and rooted in our engineering background and innovative culture. Among other automation control systems, we have successfully developed our own proprietary DCS, PLC, high-speed rail and urban rail signaling and certified SIS systems. We are also proactively embracing the era of IIoT and have attained achieved an early leading position in this area, as evidenced by our capacity to provide smart manufacturing solutions, and our recent awards from the 2019 Industrial Internet Summit including Excellent Data Collection and Edge Computing Technology Provider, Excellent Industrial PaaS Provider and Excellent Industrial SaaS Provider. As of December 31, 2018, we held 215 software copyrights, 120 authorized patents, 89 pending patent applications and 44 registered trademarks.
We employ a platform-based, modular technology system, which enables us to use basic modules as building blocks and quickly develop entire systems that can be adapted to various needs. Such flexibility and adaptability enable us to quickly respond to changing customer needs, and apply our solutions to new customers by combining the appropriate modules along with our industry and customer know-how.
We have in place a full suite of infrastructure that gives rise to strong R&D capabilities, including research facilities and labs in Beijing, Hangzhou, Xi’an and Singapore. As of December 31, 2018, our dedicated R&D and technology teams had over 1,400 staff, representing over 40% of our total workforce. We also collaborate with Academecians from the Chinese Academy of Engineering on R&D endeavors in relevant areas including automation, digitalization, smart manufacturing and industrial information security. We adopt a market-driven approach, in which we strategically focus our R&D on the parts of the value chain that we excel at and our future targeted markets, while we continuously upgrade our technology from project experience. During the Track Record Period, we have spent approximately 6 – 7% of our revenues on research and development each year.
Stable profit margins and strong balance sheet
We keep a robust financial profile with healthy margins and strong balance sheet. Over the Track Record Period, our gross margin was consistently above 30%, and reached 38.1% in the fiscal year ended June 30, 2018, with gross margins at 39.7% in the Industrial Automation segment and 52.5% in the rail transportation segment. We believe this derives from our strong position in an industry with high barriers to entry, which protects us from downward price pressures.
Our high earning and successful working capital management has enabled us to record strong cash flow from operations amounting to US$125.2 million for the year ended June 30, 2018, nearly three times the amount as compared to the year ended June 30, 2016. During the Track Record Period, we have gradually built up a strong balance sheet. As of December 31, 2018, we maintained a net cash position of US$416 million (defined as the total of cash and cash equivalents and time deposits with original maturities over three months, less short-term bank loans and long-term loans).
Visionary and professional board and management team
Our visionary and professional board and management team is led by our Chairman and CEO, Mr. Shao Baiqing. Mr. Shao has served the Company for more than 25 years starting as one of the engineers amongst the Company’s founders. During his tenure at the Company, Mr. Shao has accumulated in-depth know-how across core functions, including R&D, operations, supply chain management, marketing, finance and business development. Mr. Shao accumulated extensive experience through the inception and rise of China’s automation industry, and is widely regarded as an industry leader with significant influence in China. He has served as the Vice President of China Instrument and Control Society, and was awarded “Leader of China’s Integration of Industrialization and Digitalization” in 2017. He holds a master’s degree in computer science from the 6th Research Institute of China Electronics Corporation and an MBA degree from Peking University. In recognition of his leadership and expertise in science and technology, he is entitled to a special expert allowance from the PRC State Council.
Our directors and senior management have on average over 20 years of professional experience. They bring together complementary expertise and insights from technology, finance, academia and capital markets. Most of our board and senior management members have served for more than 10 years with our company, and their strategic vision and successful execution of our strategy have enabled us to achieve operational excellence and various breakthroughs in our business.
Our Strategies
We intend to achieve our mission through the successful execution of the key elements of our development strategy, which include:
Strengthening market leadership and expanding market shares
As the market leader for automation control system solutions, we intend to continue to focus on our existing businesses in industrial automation and rail transportation, and expand our market share in these fields. We seek to capitalize on the opportunities arising from structural upgrades and replacements, and provide more thoroughly-designed and comprehensive solutions packages. We will continue to build up our track record and attract more customers, and further consolidate our market position.
Together with our associates, we plan to further expand our business into more industry verticals with tremendous market potential and favorable policy, such as renewable energy, environmental protection, energy conservation, healthcare, urban rail signaling and food & dining. Leveraging our proprietary and highly adaptable technologies, broad industry knowledge, dedicated research and development efforts and strategic alliances, we seek to build up industry know-how and our track record in these industry verticals.
Further expanding our comprehensive automation solutions matrix
We also seek to enhance our capabilities in the early stages of project cycles, such as project design and planning, and in the later stages such as after-sales maintenance and product upgrade, so as to cover the whole life cycle for automation control projects.
Along the value chain of automation control systems solutions, we aim to extend our own-brand components to field devices on the one end, and enhance our cloud services and big data analytics on the other.
Continuing to optimize our operations and enhance profitability
We plan to continue our efforts to optimize operating efficiency, increase productivity and enhance profitability.
To further streamline the supply chain, we plan to keep the production lines of core components in Beijing while moving the assembly lines of other products closer to suppliers and customers. We also plan to increase intelligent manufacturing at our own facilities, increasing the level of automation and digitalization in our own production processes to achieve efficiency gains and develop new solutions in automation for our clients.
Investing in research and development, and our talent
Given the technology-intensive nature of the automation control systems market, we see technology capability and talent as our core competencies. We have been seeking and will continue to seek to improve our existing products and services and develop new technologies, applications, and platforms. We plan to continue to invest in R&D both in China and abroad and to collaborate with multinational corporations, to ensure that our proprietary technologies remain industry leading. Specifically, we aim to invest in developing and refining our solutions in urban rail signaling, smart manufacturing and industrial internet of things.
Our team of talented researchers and engineers is a key contributing factor to our market leadership. We aim to recruit and retain top-notch talent with well-designed incentive programs. We plan to enhance collaboration with experts from the Chinese Academy of Sciences, the Chinese Academy of Engineering, and international research institutes to further enhance our research and development capabilities, and create a conducive environment for their research and development efforts. We also plan to strengthen our innovation and incubation efforts at our newly-established innovation center and research institute in Beijing.
Exploring international business opportunities and expanding overseas presence strategically
We have established sales networks in Singapore and Malaysia through our Concord and Bond operations. We plan to continue our internationalization in multiple aspects, including sales channel, manufacturing center and research center. If suitable opportunities arise, we may consider overseas acquisition to achieve our business goals.
We will continue to accompany our Chinese customers as they go global. We also plan to jointly develop overseas projects with international partners. For example, we have recently formed a strategic partnership with Arup, one of the largest global engineering consulting firms, to develop and implement world-leading intelligent solutions and expand into overseas markets together.
Executing our 3+1+ N strategy
We have developed our “3+1+N strategy” (three strategic areas + one set of new technologies + expansion into numerous other industry verticals). We aim to upgrade our capabilities in three strategic areas, industry, rail transportation and healthcare using a suite of new technologies including industrial internet, industrial big data and artificial intelligence to create a more digital, integrated and flexible production process with higher efficiency and better management control. For example, we have built an automated production facility in Beijing, which serves to enhance our own production and showcase the success of our upgrade initiative. We believe this type of transformation can be replicated for customers across numerous industry verticals, and unlock the enormous potential from data-driven smart manufacturing for decades to come.
Furthermore, as a leader in industrial automation control in the world’s leading industrial economy, we are uniquely-positioned to help foster an ecosystem for the Industrial Internet of Things. Our control systems in thousands of industrial plants across China collect real-time data on production processes and serve as the secure point of implementation for digital solutions developed with data analytics to automate, synchronize and enhance industrial operations. We seek to bring together end users (plants, factories, utilities), cloud service providers, application developers and systems integrators to collaborate efficiently using common standards to realize the promise of industrial internet.
Corporate History and Structure
Our business operations commenced in China in 1993. Our company was established under the laws of the BVI on February 6, 2006, as HLS Systems International, Ltd. On September 20, 2007, Chardan North China Acquisition Corporation, a Delaware special purpose acquisition company originally established on March 10, 2005, acquired all of the issued and outstanding ordinary shares of Gifted Time Holdings Limited, a BVI company with a controlling interest in our operating subsidiaries. On August 1, 2008, our ordinary shares started trading on NASDAQ Global Select Market under the symbol “HOLI”. On July 17, 2009, we changed our name to Hollysys Automation Technologies Ltd. to more accurately reflect our core value of leveraging proprietary technologies to provide state-of-the-art automation and control solutions for our clients.

The following chart reflects our corporate organizational structure as of December 31, 2018:

Hollysys Automation Technologies, Ltd. (British Virgin Islands)
Hollysys International Pte. Limited (100%) (Singapore)
Hollysys (Asia Pacific) Pte. Limited (100%) (Singapore)
Bond Corporation Pte Ltd (100%) (Singapore)
Gifted Time Holdings Limited (100%) (British Virgin Islands)
(99%)
Concord Solutions (HK) Limited (100%) (Hong Kong)
Concord Corporation Pte Ltd (100%) (Singapore)
Bond M & E Sdn Bhd (50.9%) (Malaysia) (ii)
Bond M & E Pte Ltd (100%) (Singapore)
Bond M & E (KL) Sdn Bhd (100%) (Malaysia)
Clear Mind Limited (100%) (British Virgin Islands)
Hollysys Automation India Private Limited (1%)(99%) (India)
(1%)
Concord M Design and Engineering Company Limited (100%) (Macau)
Concord Electrical Contracting Ltd. (49%) (Qatar) (i)
Concord Corporation Pte. Ltd., Dubai branch. (100%) (Dubai)
40%
Offshore Companies
World Hope Enterprises Limited (100%) (Hong Kong)
PT Hollysys Automation Indonesia (1%)(99%) (Indonesia)
Concord Electrical Pte Ltd. (100%) (Singapore)
Concord Electrical Sdn. Bhd. (100%) (Malaysia)
Beijing Helitong Science & Technology Exploration Co., Ltd. (100%) (China)
Chinese Companies
Hollysys Group Co Ltd. (100%) (China)
Hollysys (Beijing) Investment Co., Ltd. (100%) (China)
Beijing Hollysys Electronics Technology Co., Ltd. (100%) (China)
Xi' an Hollysys Co., Ltd. (100%) (China)
Beijing Hollysys Co., Ltd. (100%) (China)
60%
Hangzhou Hollysys Automation Co., Ltd. (40%) (60%) (China)
Beijing Industrial Software Co., Ltd (100%) (China)
Hangzhou Hollysys System Engineering Co., Ltd (100%) (China)

Corporate Information
Our corporate headquarters are located at No. 2 Disheng Middle Road, Beijing Economic-Technological Development Area, Beijing, 100176, China. Our telephone number is (+86) 10 5898 1386. Our registered office in the British Virgin Islands is located at the offices of Maples Corporate Services (BVI) at P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands. Our agent for service of process in the United States in connection with this offering is Cogency Global Inc. located at 10 East 40th Street, 10th Floor, New York, N.Y. 10016. We maintain a website at http://www.Hollysys.com that contains information about our company, but that information is not a part of this this prospectus supplement or incorporated by reference herein.

The Offering
The summary below describes the principal terms of this offering of our ordinary shares. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of our ordinary share, see the section entitled “Description of Share Capital” in the accompanying base prospectus.
Issuer
Hollysys Automation Technologies Ltd.
Ordinary shares offered by us
7,800,000 ordinary shares (or 8,970,000 ordinary shares if the underwriter exercise its option to purchase additional shares in full).
Ordinary shares outstanding immediately after this offering
68,142,099 ordinary shares (or 69,312,099 ordinary shares if the underwriter exercise its option to purchase additional shares from us in full).
Option to purchase additional shares
We have granted the underwriter an option to purchase up to an additional 1,170,000 ordinary shares from us, at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement solely to cover over-allotments.
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which we expect to include the expansion of our total solution offerings, investments in R&D, increasing production capacity, broadening sales and marketing channels, and other general corporate uses. If appropriate opportunities arise to acquire or invest in complementary products, technologies or businesses, we may use a portion of the net proceeds for such acquisition or investment. However, we have no present commitments or agreements to enter into any such acquisitions or investments. See “Use of Proceeds.”
Risk factors
See “Risk Factors” beginning on page S-21 of this prospectus and the documents incorporated by reference for a discussion of factors you should consider carefully before deciding to invest in our ordinary shares.
NASDAQ Global Select Market symbol
“HOLI”
Transfer Agent and Registrar
Continental Stock Transfer & Trust Company
The number of our ordinary shares to be outstanding immediately after this offering is based on 60,342,099 ordinary shares outstanding as of April 5, 2019, and excludes:
•
an aggregate of 306,000 ordinary shares issuable upon the exercise of options outstanding under our 2015 Equity Incentive Plan, or the 2015 Equity Plan, as of December 31, 2018 at a weighted average exercise price of  $21.75 per share;

•
an aggregate of 142,500 ordinary shares issuable upon the vesting of outstanding restricted shares under our 2006 Stock Plan, or the 2006 Plan, and the 2015 Equity Plan as of December 31, 2018; an aggregate of 3,192,500 ordinary shares reserved for future grants under the 2015 Equity Plan as of December 31, 2018; and

•
an aggregate of 796,200 ordinary shares that could be issued pursuant to our convertible bond agreement with International Finance Corporation, or IFC, if IFC elected to convert the convertible bond into ordinary shares at the current conversion price of  $25.12 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional ordinary shares described above.

Summary Consolidated Financial Data
You should read the following information in conjunction with our annual report on Form 20-F for the fiscal year ended June 30, 2018, including the audited consolidated financial statements included therein and the Interim Results on Form 6-K incorporated by reference in this prospectus supplement.
The summary consolidated statements of comprehensive income data for the years ended June 30, 2016, 2017 and 2018 and the summary consolidated balance sheet data as of June 30, 2017 and 2018 have been derived from our audited consolidated financial statements included in our annual report on Form 20-F for the fiscal year ended June 30, 2018 and incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited summary consolidated statements of comprehensive income data for the six months ended December 31, 2017 and 2018 and our summary unaudited consolidated balance sheet data as of December 31, 2018 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement from exhibit 99.2 to our Form 6-K furnished to the SEC on February 28, 2019, which we refer to as our Interim Results Form 6-K. The unaudited condensed consolidated financial statements for the six months ended December 31, 2018 have been prepared in accordance with U.S. generally accepted accounting principles, or the U.S. GAAP, for interim financial information using accounting policies that are consistent with those used in the preparation of the audited consolidated financial statements for the fiscal year ended June 30, 2018, except for the classification and presentation of restricted cash in the statement of cash flows and the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers, or the New Revenue Standard, using the modified retrospective approach on July 1, 2018. Amounts for the periods beginning on or after July 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with the previous basis. The impact on our financial position as of December 31, 2018 and our results of operations for the six months ended December 31, 2018, as a result of the adoption of the New Revenue Standard, are disclosed in note 2 of the unaudited condensed consolidated financial statements included in our Interim Results Form 6-K and incorporated herein by reference. Our historical results do not necessarily indicate our results expected for any future periods. You should read this information in conjunction with the information under “Operating and Financial Review and Prospects” and our consolidated financial statements and the accompanying notes included in our Form 20-F for the fiscal year ended June 30, 2018 and the exhibits to our Interim Results Form 6-K, which are each incorporated into this prospectus supplement and the accompanying prospectus by reference. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

	Year ended June 30,			Six months ended December 31,
	2016	2017	2018	2017	2018
	Amount	Amount	Amount	Amount	Amount
	(audited)			(unaudited)
	(U.S. dollars in thousands, except share numbers and per share data)
Summary Consolidated Statement of Comprehensive Income Data:
Net revenues:
Integrated contract revenue	477,790	385,500	466,461	230,109	233,333
Product sales	54,546	32,665	40,233	19,177	13,957
Revenue from services	11,989	13,778	34,074	23,628	40,892
Total net revenue	544,325	431,943	540,768	272,914	288,182
Cost of revenues	338,599	291,472	334,888	168,942	179,722
Gross profit	205,726	140,471	205,880	103,972	108,460
Operating expenses:
Selling	25,637	24,412	27,158	14,438	15,569
General and administrative	45,832	44,297	46,323	23,459	20,347
Research and development	36,564	30,109	36,605	19,216	19,170
VAT refunds and government subsidies	(22,890)	(29,828)	(24,450)	(16,511)	(18,359)
Total operating expenses	85,143	80,201	85,636	40,602	36,727
Income from operations	120,583	60,270	120,244	63,370	71,733
Other income, net	4,061	1,722	4,349	2,710	6,475
Foreign exchange loss	(299)	(135)	(1,099)	(1,104)	(827)
Share of net income (loss) of equity investees	7,834	3,607	(1,571)	2,273	(287)
Interest income	5,858	3,687	7,318	3,036	5,995
Interest expenses	(1,404)	(938)	(692)	(634)	(316)
Dividend income from a cost investee	1,109	—	1,093	1,057	1,113
Income before income taxes	137,742	83,355	129,642	70,708	83,886
Income tax expenses	14,238	14,386	22,205	13,031	11,767
Net income	123,504	68,969	107,437	57,677	72,119
Less: Net income attributable to non-controlling interest	5,033	25	276	86	83
Net income attributable to Hollysys Automation Technologies Ltd.	118,471	68,944	107,161	57,591	72,036
Other comprehensive income, net of tax of nil
Translation adjustments	(48,841)	(14,428)	17,410	32,270	(27,090)
Comprehensive income	74,663	54,541	124,847	89,947	45,029
Less: comprehensive income (loss) attributable to non-controlling interest	2,244	(11)	280	87	(179)
Comprehensive income attributable to Hollysys Automation Technologies Ltd.	72,419	54,552	124,567	89,860	45,208
Net income per ordinary share
Basic	2.00	1.15	1.77	0.95	1.19
Diluted	1.97	1.14	1.75	0.95	1.18
Shares used in income per share computation:
Weighted average number of ordinary shares	59,170,050	60,189,004	60,434,019	60,428,431	60,450,930
Weighted average number of diluted ordinary shares	60,611,456	61,011,510	61,248,565	61,241,092	61,271,864

	As of June 30,		As of December 31,
	2017	2018	2018
	(audited)		(unaudited)
	(U.S. dollars in thousands)
Summary Consolidated Balance Sheet Data:
Cash and cash equivalents	197,640	265,675	270,806
Time deposits with maturities over three months	96,214	139,433	168,999
Accounts receivable, net of allowance for doubtful accounts	246,552	275,216	272,008
Other receivables, net of allowance for doubtful accounts	162,096	161,012	221,581
Total current assets	865,356	1,000,898	1,054,314
Total assets	1,058,254	1,210,128	1,262,438
Total current liabilities	302,978	333,054	343,147
Total liabilities	334,714	367,775	364,378
Total Hollysys Automation Technologies Ltd. stockholders’ equity	723,519	842,052	897,938
Non-controlling interest	21	301	122
Total equity	723,540	842,353	898,060

Risk Factors
You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our annual report on Form 20-F for the year ended June 30, 2018, as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our ordinary shares. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks Related to Our Business and Industry
Our businesses and financial performance may be affected by changes in the PRC government policies promoting infrastructural development, such as high-speed rail and urban mass transit. Any decrease in the public expenditures on, or any change in the public procurement policies or industry standards relating to, such industries may affect our business.
Our business includes providing high-speed rail signaling systems that ensure operational safety of passenger trains. The development of the PRC high-speed rail signaling system industry is dependent upon state planning and investment in high-speed rail transportation projects. The nature, scale and timetable of these projects may be affected by a number of factors, including the overall state investment in high-speed rail transportation projects and approval of such new projects. By the end of the 12th Five-Year Plan published by the PRC’s State Council, which plan ended on December 31, 2015, the total length of China’s high-speed railway exceeded 19,000 kilometers. Under the 13th Five-Year Plan, which will end on December 31, 2020, the PRC government plans to increase the overall investment in transportation infrastructure by adding another 11,000 kilometers of high-speed railway by end of 2020, for a total length of 30,000 kilometers, which would cover over 80% of China’s major cities. We cannot predict whether the total annual investment in and the market size of the PRC high-speed railway industry will continue to grow in the future. If the total annual investment or the market size declines, our business and financial position may be adversely affected.
We have also provided our SCADA System, or supervisory control and data acquisition system, to a number of China’s subway lines over the past years. According to the development plan for a modern comprehensive transportation system under the 13th Five-Year Plan published by the PRC’s State Council, the total length of urban mass transit lines under operation by the end of 2020 will be 6,000 kilometers, an increase from 3,300 kilometers as of December 31, 2015. Although the PRC government has historically been supportive of the development of the urban mass transit industry, its industrial policy may change from time to time and it may adopt new policies or measures to further regulate the urban mass transit industry due to changes in macroeconomic trends or certain unexpected events.
In our rail transportation segment, we experienced revenue increases in the latter years of the 12th Five-Year Plan as Chinese policymakers ramped up spending to meet plan targets. For our fiscal years ended June 30, 2014, 2015, and 2016, our revenue from the rail transportation segment was $178.1 million, $193.3 million and $240.3 million, respectively. Revenue from this segment decreased at the beginning of 13th Five-Year plan to $155.7 million for the fiscal year ended 2017 as state bureaucracies adjusted to the new plan and state priorities. This decrease in revenue from our rail transportation segment accounted for approximately 75% of the decrease in our total net revenues in the fiscal year ended June 30, 2017, as compared to fiscal year ended June 30, 2016. In the fiscal year ended June 30, 2018, revenue from the rail transportation segment rebounded to $190.6 million, as implementation efforts for the 13th Five-Year Plan further advanced. The spending patterns and priorities of Chinese policymakers, however, cannot be predicted with certainty. We cannot assure you that the generally favorable policies will remain in force in the future. In addition, the impact of rail transportation projects on our revenue from integrated contracts was even more significant in the fiscal year ended June 30, 2017. Our overall revenue from integrated contracts in the fiscal year ended June 30, 2017 decreased $92.3 million compared to the fiscal year ended June 30, 2016, primarily due to a decrease of  $89.4 million from rail transportation projects, along with a decrease of  $11.2 million from industrial automation projects, partially offset by an increase of  $8.3 million in mechanical and electrical solutions business. If the PRC government reduces its public investment in, or changes any industrial standards relating to the high-speed railway industry, railway or urban mass transit industry in the PRC, if any of our major customers changes its procurement or bidding policy, or if our rail transporation projects face challenges, there could have a material adverse effect on our business, financial position and results of operations.
Our capital and human resources committed to product and service offerings may not always achieve anticipated results and we may not be able to develop new products that meet market demand or successfully introduce new products in a timely manner.
We are a technology-driven company. To maintain our leading position in the industry and meet the requirement of safety and efficiency, we have to continuously improve existing technology and products, and design and develop new technology, product and service offerings that closely follow technology development trends and customer needs. However, we cannot guarantee that our capital and human resources activities will always keep pace with market demand and technological advances or yield the anticipated results. The products and services, which we have spent substantial capital and human resources to develop, may not be able to deliver expected commercial returns when they are developed due to changing technology trends and market demands. If we encounter delays in technology development, fail to meet changing market demands, underestimate or fail to follow technological trends, or if our competitors respond more quickly than we do, our business or operating results may be materially and adversely affected. Failure to develop and introduce new product and service solutions in the areas of industrial automation, rail transportation and mechanical and electrical solutions on a timely basis or at all could adversely affect our competitiveness and profitability.
Loss of major customers or changes in their orders may have an adverse impact on our business.
We have developed significant customer relationships with several local urban mass transit providers and railway authorities in respect of the high-speed train system in China. For example, we currently have major contracts with the MTR Corporation Ltd. of Hong Kong, Land Transport Authority of Singapore, and Mitsubishi Heavy Industries, Ltd. Qatar Branch. We expect to continue to rely on our current major customers for a portion of our revenue in the future. Moreover, due to the nature of our business, the contract value of a single contract tends to be large. As such, our cash flows may become dependent on those customers’ payment practices and overall public funding policies, including the lengthening of collection times under contracts that have been performed. If our major customers significantly reduce, modify, postpone or cancel their purchase orders with us, we may not be able to get substitute orders with similar terms from other customers in a timely manner or at all. If we are not able to enter into contracts with our major customers on terms favorable to us or at all, our business and financial position may be adversely affected.
We do not have long-term purchase commitments from our customers, and we are exposed to potential volatility in our turnover.
Our business with our customers has been, and we expect it will continue to be, conducted on the basis of actual purchase orders received from time to time. Our customers are not obligated in any way to continue to place orders with us at the same or increased levels or at all. In addition, our customers may change or delay or terminate orders for products and services without notice for reasons unrelated to us, including lack of market acceptance for the products that our system was designed to control.
We cannot assure you that our customers will continue to place purchase orders with us at the same volume or same margin, as compared to prior periods, or at all. We may not be able to locate alternative customers to replace purchase orders or sales. As a result, our business, financial condition and results of operations may vary from period to period and may fluctuate significantly in the future.

An increase in our contract backlog may reflect our inability to perform our contracts on a timely basis instead of our ability to expand our business.
Our backlog indicates our ability to sell our products and services and increase our revenue, which represents an estimated amount of unrealized revenue of work remaining to be completed in accordance with the terms of the contract. Backlog is not a standard financial measure that has been defined by generally accepted accounting principles, and may not be indicative of future operating results. The amount of our aggregate backlog is based on the assumption that our relevant contracts will be performed in full in accordance with their terms. The termination or modification of any one or more major contracts may have a substantial and immediate effect on our backlog. We cannot guarantee that the amount estimated in our backlog will be realized in full, in a timely manner, or at all, or that, even if it is realized, such backlog will result in profits as expected. As a result, you should not rely on our backlog information presented in this prospectus supplement or the accompanying prospectus or the documents that we have filed with or furnished to the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus as an indicator of our future earnings.
We may face risks associated with our international expansion efforts, which could result in significant additional costs for our business operations.
A core component of our growth strategy is international expansion. As we continue to expand our international operations, we will be increasingly susceptible to the risks associated with overseas expansion. We have a limited operating history outside of the PRC and management of our international operations requires significant resources and management attention. Entering into new markets presents challenges, including, among others, the challenges of supporting a rapidly growing business in new environments with diverse cultures, languages, customs, legal systems, alternative dispute systems and economic, political and regulatory systems. We expect to incur significant costs associated with expanding our overseas operations, including hiring personnel internationally. The risks and challenges associated with overseas expansion include:
•
uncertain political and economic climates;

•
lack of familiarity and burdens of complying with foreign laws, accounting and legal standards, regulatory requirements, tariffs and other barriers;

•
unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•
lack of experience in connection with the localization of our applications, including translation into foreign languages and adaptation for local practices, and associated expenses and regulatory requirements;

•
difficulties in adapting to differing technology standards;

•
longer sales cycles and accounts receivable payment cycles and difficulties in collecting accounts receivable;

•
difficulties in managing and staffing international operations, including differing legal and cultural expectations for employee relationships and increased travel, infrastructure and legal compliance costs associated with international operations;

•
fluctuations in exchange rates that may increase the volatility of our foreign-based revenue and expenses;

•
potentially adverse tax consequences, including the complexities of foreign value-added tax, goods and services tax and other transactional taxes;

•
reduced or varied protection for intellectual property rights in some countries;

•
difficulties in managing and adapting to differing cultures and customs;

•
data privacy laws which require that customer data be stored and processed in a designated territory subject to laws different from those of the PRC;

•
new and different sources of competition as well as laws and business practices favoring local competitors and local employees;

•
compliance with anti-bribery laws, including compliance with the Foreign Corrupt Practices Act;

•
increased financial accounting and reporting burdens and complexities; and

•
restrictions on the repatriation of earnings.

In addition, in our international business expansion to Southeast Asia, India and the Middle East, we may not be able to find adequate and qualified local engineers to bid and complete sizable rail transportation orders and industrial automation projects, and because of visa problems, we may have difficulties relocating adequate engineers from China to various foreign countries and have them stay there long enough to finish the projects, which could have an adverse impact on our international business expansion.
As a result of these factors, international expansion may be more difficult, take longer and not generate the results we anticipate, which could negatively impact our growth and business.
We may not be able to sufficiently protect our intellectual property.
Our business primarily relies on a combination of copyright, patent, trademark and other intellectual property laws, nondisclosure agreements and other protective measures to protect our proprietary rights. As of December 31, 2018, we held 215 software copyrights, 120 authorized patents, 89 patent applications and 44 registered trademarks.
Our competitors may independently develop proprietary technology similar to ours, introduce counterfeits of our products, misappropriate our proprietary information or processes, infringe on our patents, brand name and trademarks, or produce similar products that do not infringe on our patents or successfully challenge our patents. Our efforts to defend our patents, trademarks and other intellectual property rights against competitors or other violating entities may be unsuccessful. We may be unable to identify any unauthorized use of our patents, trademarks and other intellectual property rights and may not be afforded adequate remedies for any breach. In particular, in the event that our registered patents and our applications do not adequately describe, enable or otherwise provide coverage of our technologies, samples and products, we would not be able to exclude others from developing or commercializing these technologies, samples and products.
We also utilize unpatented proprietary know-how and trade secrets and employ various methods to protect our intellectual property. We have generally entered into confidentiality agreements (which include, in the case of employees, non-competition provisions and intellectual property right ownership provisions) with our key research and development personnel. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in circumstances specified in the agreements. In the case of employees, the agreements provide that all of the technology which is conceived by the individual during the course of employment is our exclusive property. However, these agreements may not provide meaningful protection or adequate remedies in the event of unauthorized use or disclosure of our proprietary information. In addition, it is possible that third parties could independently develop information and techniques substantially similar to ours or otherwise gain access to our trade secrets.
In the event that any misappropriation or infringement of our intellectual property occurs in the future, we may need to protect our intellectual property or other proprietary rights through litigation. Litigation may divert our management’s attention from our business operations and possibly result in significant legal costs, and the outcome of any litigation is uncertain. In addition, infringement of our intellectual property rights may impair the market value and share of our products, damage our reputation and adversely affect our business, financial condition and results of operations.

We are exposed to risks associated with public project contracts.
Due to the nature of our industry, we are exposed to risks associated with public project contracts. For example, many of our contracts are for large and high-profile high-speed railway or urban mass transit infrastructure projects, which can result in increased political and public scrutiny of our work. Certain of our customers are affiliated with government authorities. Such customers may delay making payments for our projects, and it may take a considerably longer period of time to resolve disputes with these customers than resolving disputes with customers in private sectors.
Moreover, such government-affiliated customers may require us to undertake additional obligations, change the type of our services, equipment used or other terms of service, or purchase specific equipment, or modify other contractual terms from time to time for the social benefit or other administrative purposes, resulting in additional costs incurred by us, which may not be reimbursed by such customers in full. If any early termination by any government-affiliated customers occurs or if government-affiliated customers fail to renew their contracts with us in the future, our backlog may be reduced and our investment plan may be hindered, which may have a material adverse effect on our business and financial performance.
If we fail to accurately estimate the overall risks or costs under the contracts with our customers, or the time needed to complete the relevant projects under such contracts, we may experience cost overruns, schedule delays, lower profitability or even losses under such contracts when we perform such contracts.
We derive around 80% of our total consolidated revenues from the integrated contracts that we have won through a competitive bidding process. The purpose of an integrated contract is to furnish an automation system that provides the customer with a total solution for the automation or process control requirement being addressed. These contracts require us to complete projects at a fixed price, and therefore expose us to the risk of cost overruns. Cost overruns, whether due to efficiency, estimates or other reasons, could result in lower profit or losses. Other variations and risks inherent in the performance of fixed-price contracts such as delays caused by technical issues, and any inability to obtain the requisite permits and approvals, may cause our actual risk exposure and costs to differ from our original estimates.
In addition, we may be unable to deliver products or complete projects in accordance with the schedules set forth under the integrated contracts. Our projects and our manufacturing and sales of products could be delayed for a number of reasons, including those relating to market conditions, policies, laws and regulations of the PRC and other relevant jurisdictions, availability of funding, transportation, disputes with business partners and subcontractors, technology and raw materials suppliers, employees, local governments, natural disasters, power and other energy supplies, and availability of technical or human resources.
We cannot guarantee that we will not encounter cost overruns or delays in our current and future delivery of products and completion of projects. If such cost overruns or delays were to occur, our costs could exceed our budget, and our profits on the relevant contracts may be adversely affected.
Our business operations are largely dependent on our senior management and our ability to attract and retain engineering talents.
The stability of our business operations and the continuing growth of our business depend on the continuing services of our senior management and engineering talents. In the industries in which we operate, industry experience, management expertise and strategic direction are crucial. If we lose the services of our senior management and engineering staff, we may not be able to recruit a suitable or qualified replacement and may incur further costs and expenses to recruit and/or train new employees. In particular, any sudden loss of a member of our senior management or engineering staff may disrupt our strategic direction and leadership. As we continue to expand our business, we will need to continue to attract and retain experienced management personnel with extensive experience in the industries in which we operate.
We believe that competition for experienced personnel in the areas of industrial automation, rail transportation and mechanical and electrical solutions is intense. Competition for such qualified personnel could lead to higher emoluments and other compensations in order to attract and retain such personnel.

This may lead to an increase in our operating costs. If we are not able to retain the members of our senior management or engineering staff required to achieve our business objectives, this may materially and adversely affect our business operations and our prospects.
Our products may contain design or manufacturing defects that could result in product liability claims and cause us to suffer losses, and such defects could adversely affect demand for our products and services.
Our products are very complex, integrated systems, often with elements designed specifically for the particular situation of a customer. These products may have dormant design or manufacturing issues or defects that are not detected until they are put into actual use. Also, we manufacture spare parts for maintenance and replacement purposes after completion of integrated solution contracts. While there have been no significant issues or defects identified as of the date of this prospectus supplement, any issues or defects in the design, manufacture and spare parts we provide may result in returns, claims, delayed shipments to customers or reduced or cancelled customer orders and other forms of damages asserted against us. A product issue or defect or negative publicity concerning defective products or services of ours could adversely affect our results of operations, reputation, customer satisfaction and market share.
Moreover, we are increasingly active in the conventional and nuclear power generation and railway control systems sectors. Each of these sectors poses a substantially higher risk of liability in the event of a system failure than is present in the industrial process controls markets in which we have traditionally competed. In certain jurisdictions that impose strict liability on product defects, we could be held liable for injuries or accidents involving our products even if the defects are not caused by us. We may be held liable for any damages or losses incurred in connection with or arising from defective products manufactured or designed by us, and if the damages or losses are severe, we may also be subject to administrative penalties imposed by the government. If our products or services are proven to be defective and have caused personal injury, property damage or other losses to rail passengers, we may be held responsible under liability claims under the laws of the PRC or other jurisdictions in which our products or services are sold, used or provided. We may need to devote substantial funds and other financial and administrative resources to rectifying or preventing potential product liability incidents, which could adversely affect our working capital, cash flow and results of operation.
As a practice, we generally do not carry large amounts of product liability insurance for our products, and we may not be able to obtain adequate insurance coverage in the future or may experience difficulties in obtaining the insurance coverage we need, which could negatively affect our business, financial condition and results of operations. The typical industrial practice is for the customers to obtain insurance to protect against their own operational risks. Any claims against us, regardless of their merits, could materially and adversely affect our financial condition. If we recall any of our products or are punished by governmental authorities, our business activities, financial condition and results of operations, as well as reputation, could be adversely affected.
Since we use a variety of raw materials and components in our production, shortages or price fluctuations of raw materials and the inability of key suppliers to meet our quantity or quality requirements could increase the cost of our products, undermine our product quality and adversely impact our business
Our major requirements for raw materials include bare printed circuit boards, electronic components, chips, cabinets and cables. Although we believe the sources of supply for these raw materials and components are generally adequate, any shortages or price increases could lead to higher cost of sales in the future. Our inability to pass on all or any raw material price increases to our customers or suppliers or offset the price fluctuations through commodity hedges could adversely affect our business, financial condition and results of operations.
Moreover, we procure our major raw materials, bare printed circuit boards, from suppliers based on our requirements and design considerations. Our suppliers may not be able to scale production or adjust delivery of products during times of volatile demand. In addition, we cannot guarantee that our suppliers have developed adequate and effective quality control systems. Our vendors’ inability to meet our volume requirements or quality standards may materially and adversely affect our brand and reputation, as well as our business, financial condition and results of operations.

We may experience material disruptions to our productions and business operations.
We primarily manufacture the hardware of our products in Beijing and Hangzhou facilities and in certain occasions outsource the production to third-party manufacturers. These facilities may be affected by natural or man-made disasters and other external events, including but not limited to fire, natural disasters, weather, manufacturing problems, diseases, strikes, transportation interruption, government regulation or terrorism. Any such disruptions or facility downtime could prevent us from meeting customer demand for our product and require us to make unexpected capital expenditures. Additionally, the lessors of some of our leased properties have defects in their titles and we may be required to cease using such leased properties if a valid claim is made against such properties. In such circumstances, we may not be able to find new leases on terms acceptable to us, or at all. Any of these disruptions may force us to cease operations, shift production to other third-party manufacturers or cease certain parts of our business operations, which could incur substantial costs or take a significant time to re-start production or operations, each of which may adversely impact our business and results of operations.
Security breaches or disruptions of our information technology systems could adversely affect our business.
We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities. Additionally, we collect and store certain data, including proprietary business information, and may have access to confidential or personal information in certain of our businesses, which is subject to privacy and security laws and regulations, and customer-imposed controls. These technology networks and systems may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components; power outages; telecommunications or system failures; terrorist attacks; natural disasters; employee error or malfeasance; server or cloud provider breaches; and computer viruses or cyberattacks. Cybersecurity threats and incidents can range from uncoordinated individual attempts to gain unauthorized access to information technology networks and systems to more sophisticated and targeted measures, known as advanced persistent threats, directed at us, our products, customers and/or third-party service providers. Despite the implementation of cybersecurity measures (including access controls, data encryption, vulnerability assessments, continuous monitoring, and maintenance of backup and protective systems), our information technology systems may still be vulnerable to cybersecurity threats and other electronic security breaches. It is possible for such vulnerabilities to remain undetected for an extended period, up to and including several years. In addition, it is possible a security breach could result in theft of trade secrets or other intellectual property or disclosure of confidential customer, supplier or employee information. We cannot guarantee that we will be able to prevent security breaches or other damage to our information technology systems, nor can we guarantee that our internal control and compliance programs will be able to adequately address all or any of such breaches. Disruptions caused by any such breaches or damage could have an adverse effect on our operations, as well as expose us to litigation, liability or penalties under privacy laws, increased cybersecurity protection costs, reputational damage and product failure.
Our goodwill is subject to impairment review and any goodwill impairment may negatively affect our reported results.
Goodwill represents the excess of the purchase price over the estimated fair value of net tangible and identifiable intangible assets acquired. Our goodwill outstanding as of December 31, 2018 was mainly related to the acquisition of Concord Group in 2011 and Bond Group in 2013. Based on our quantitative assessment for Concord Group and qualitative assessment for Bond Group, the goodwill was not impaired as at December 31, 2018. However, there are uncertainties surrounding the amount and timing of future expected cash flows as they may be impacted by negative events such as a slowdown in the mechanical and electrical engineering sector, deteriorating economic conditions in the geographical areas Concord and Bond Group operates in, political, economic and social uncertainties in the Middle East and Southeast Asia, increasing competitive pressures and fewer than expected mechanical and electrical solution contracts awarded to Concord and Bond Group. These events can negatively impact demand for Concord and Bond Group’s services and result in actual future cash flows being less than forecasted or delays in the timing of when those cash flows are expected to be realized. Further, the timing of when actual future cash flows are received could differ from our estimates, which are based on historical trends and do not factor in unexpected delays in project commencement or execution.

We may experience delays or defaults in payment of accounts receivables or in release of retention by our customers, which may adversely affect our cash flow and working capital, financial condition and results of operations.
In line with the industry practice, we typically have a long receivable collection cycle. We face the risk that customers may delay their settlement with us or delay or fail to pay us as scheduled. Furthermore, defaults in payments to us on projects for which we have already incurred significant costs and expenses can materially and adversely affect our results of operations and reduce our financial resources that would otherwise be available to fund other projects. We cannot assure you that payments from customers will be made in a timely manner or at all, or that delays or defaults in payments will not adversely affect our financial condition and results of operations.
Our operations require certain permits, licenses, approvals and certificates, the revocation, cancellation or non-renewal of which could significantly hinder our business and operations, and we are subject to periodic inspections, examinations, inquiries and audits by regulatory authorities.
We are required to obtain and maintain valid permits, licenses, certificates and approvals from various governmental authorities or institutions under relevant laws and regulations for our businesses of design and integration, equipment manufacturing and system implementation services. We must comply with the restrictions and conditions imposed by various levels of governmental agencies to maintain our permits, licenses, approvals and certificates. If we fail to comply with any of the regulations or meet any of the conditions required for the maintenance of our permits, licenses, approvals and certificates, our permits, licenses, approvals and certificates could be temporarily suspended or even revoked, or the renewal thereof, upon expiry of their original terms, may be delayed or rejected, which could materially and adversely impact our business, financial condition and results of operations.
We are subject to periodic inspections, examinations, inquiries and audits by regulatory authorities and may be subject to suspension or revocation of the relevant permits, licenses, approvals or certificates, or fines or other penalties due to any non-compliance identified as a result of such inspections, examinations, inquiries and audits. We cannot assure you that we will be able to maintain or renew our existing permits, licenses, approvals and certificates or obtain future permits, licenses, approvals and certificates required for our continued operation on a timely basis or at all. In the event that we fail to comply with applicable laws and regulations or fail to maintain, renew or obtain the necessary permits, licenses, approvals or certificates, our qualification to conduct various businesses may be adversely impacted.
Any loss of or reduction in the preferential tax treatment and VAT refunds and government subsidies we currently enjoy in the PRC or our non-compliance with the relevant PRC tax laws and regulations may negatively affect our financial condition and results of operations.
We benefit from tax incentives and receive government grants. As of the date of this prospectus supplement, Beijing Hollysys and Hangzhou Hollysys are recognized as high and new technology enterprises, or the HNTE(s), by the PRC government, which entitle each of them to a reduced income tax rate of 15% (compared to the statutory income tax rate of 25%). The qualification as an HNTE is subject to annual evaluation and a three-year review by the relevant authorities in the PRC. In order to maintain such qualifications and the preferential tax rates, these subsidiaries must submit a review application to relevant agencies. The HNTE qualification of these subsidiaries will expire in 2019 and 2020, as the case may be. We are in the process of applying for the renewal of such preferential tax treatments before expiration. However, we cannot assure you that any of our subsidiaries that currently qualify as HNTEs will continue to qualify for such status in the future. If those subsidiaries fail to maintain their HNTE qualifications or renew these qualifications when the relevant term expires, their applicable income tax rates would increase to 25%, which could have a material adverse effect on our financial condition and results of operations. Moreover, the PRC government could eliminate any of these preferential tax treatments before their scheduled expiration.
In addition, we received VAT refunds and government subsidies of approximately $24.5 million in the fiscal year ended June 30, 2018. The state tax bureaus in China provide refunds out of the value added tax, which we refer to as VAT, they collect in order to encourage the research and development efforts made by certain qualified enterprises. The local governments in China also provide financial subsidies to encourage research and development efforts made by certain qualified enterprises. Some of our PRC subsidiaries have received such refunds and subsidies. The amounts of and conditions attached to these grants were determined at the sole discretion of the relevant governmental authorities. We cannot assure you that we will be eligible to continue to receive these government grants or that the amount of any such grants will not be reduced in the future, and even if we continue to be eligible to receive these grants, we cannot guarantee that any conditions attached to the grants will be as favorable to us as they have historically been.
Furthermore, we are subject to periodic examinations on our fulfillment of tax obligations under the PRC tax laws and regulations by PRC tax authorities. If we fail to fulfill our tax obligations for any reasons, we may be subject to fines, other penalties or actions upon examinations by PRC tax authorities and our business, financial condition and results of operations and our reputation may be adversely affected.
We are subject to litigation risks.
In our ordinary course of business, we may be involved in claims relating to our employees, customers or suppliers or other third parties from time to time. In addition, claims may be brought against us for alleged defective or incomplete work, liabilities for defective products, delayed or improper delivery of products and services, personal injuries and deaths, breaches of warranty, delayed payments to our suppliers, labor disputes or late completion of projects or other contracts. If we were found to be liable for any of the claims, we would have to incur additional costs. Both claims brought against us and by us, if not resolved through negotiation, may be subject to lengthy and expensive litigation or arbitration proceedings. Charges associated with claims brought against us and write-downs associated with claims brought by us could have a material adverse impact on our financial condition, results of operations and cash flow. Moreover, legal proceedings resulting in judgments or findings against us may harm our reputation and damage our prospects for future contract awards. In addition, any legal proceedings may divert our management’s attention from our business.
Our employees or third parties may commit fraud or other misconduct that is beyond our control despite the internal control measures in place.
Fraud and other misconduct which may be committed by our employees or third parties can be difficult to prevent or deter despite our internal control measures in place. Such illegal actions could subject us to financial losses and harm our business and operations. For example, if our employees or any third parties we cooperate with commit any misconduct and cause economic losses to our customers or project owners, we may be held responsible for compensating the harmed parties. In addition to potential financial losses, improper acts of our employees or third parties could subject us to third-party claims, regulatory investigations and reputational losses. Any fraud or other misconduct committed by our employees or third parties could have an adverse effect on our reputation, business, financial condition and results of operations.
We may be exposed to liabilities under the Foreign Corrupt Practices Act, and other anti-corruption laws and sanctions-related laws and regulations, and any determination that we violated these laws could have a material adverse effect on our business.
We are subject to the Foreign Corrupt Practice Act, or FCPA, a U.S. federal law which prohibits improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and substantially all of our sales outside of the United States, mostly in China, but also in Southeast Asia and the Middle East. The PRC and other governments in the markets we operate also strictly prohibit bribery of government officials. Our activities in China, in particular, create the risk of unauthorized payments or offers of payments by our employees, consultants, sales agents, or distributors, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants, sales agents, or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA, Chinese anti-corruption laws and other applicable anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold Hollysys liable for successor liability FCPA violations committed by companies in which we invest or which we acquire.

In addition, as a result of our overseas operations, we may be exposed to risks arising from economic sanctions imposed by the United States, European Union and other countries or regions against investments and commercial activities with individuals, entities and governments in various regions and countries. While we are in the process of strengthening our compliance program, we may not have control over third parties who may purchase products from us for use in countries and regions subject to sanctions. This may expose us to potential sanctions-related liabilities and have a material adverse effect on our business and reputation.
Industry and economic conditions may adversely affect the markets and operating conditions of our customers, which in turn can affect demand for our products and services and our results of operations.
We operate in a cyclical industry that is sensitive to general economic conditions in the PRC and abroad. Rapid growth in the PRC economy and urban population could lead to an increased demand for high-speed railway, urban transportation and power plants, which could in turn foster demand for control system products and services in high-speed rail transportation, urban mass transit and power sectors. Changes in market supply and demand could also have a substantial effect on our product prices, business, revenue and financial condition. Macroeconomic conditions (such as the government’s announcement of economic stimulus policies to encourage the construction of public infrastructure or the termination of such policies), supply and demand imbalances and other factors beyond our control, including import and export policies, value-added tax and export taxes could have a major impact on our market share, and the demand for and prices of our products. Increased demand for rail transportation and increased operating margins may result in a larger amount of new investments in the relevant industries and increased production in the overall industry, which may cause supply to exceed demand and lead to a period of lower prices. This cycle of rising and falling demand may repeat itself. Any of these cyclical factors may adversely impact our business, financial condition and results of operations and prospects.
We are striving to expand our sales into the international market. Our overseas business extends to Southeast Asia and the Middle East area. Any economic downturn may result in reduced funding for public infrastructures including railway or urban mass transit infrastructures and a decreased demand for our transportation control system products and services in the international market. Moreover, any economic downturn may negatively impact the ability of our international customers to obtain financing, which may lead to their unwillingness to purchase our products. Therefore, the general demand for our products and their selling price could decline. Any adverse changes in the global market and economic conditions and any slowdown or recession of the global economy could have a material adverse effect on our business, financial condition, results of operations and prospects.
Increased competition from foreign and PRC domestic competitors within the industry where we operate could negatively impact our market share in the industry.
Our principal offering is a comprehensive suite of automation systems for a wide spectrum of industrial market clientele, ranging from power, chemical, petrochemical, to nuclear, metallurgy, building materials, food-beverage, pharmaceutical and other industries. Multi-national companies including Honeywell (US), Siemens (Germany), Emerson (US), ABB (Sweden), Rockwell (US), Yokogawa (Japan) and Hitachi (Japan) account for the majority of the global automation market share, and the market pattern is similar in China. Due to the limited number of domestic customers, if major international competitors increase their investments in the PRC or our targeted overseas markets or collaborate with our existing competitors, we may face even more intense competition. We may not be able to compete successfully with existing industry leaders in new business areas into which we intend to expand. This may in turn affect our business, operating results and financial condition.

Our intellectual property may become obsolete and may not be able to protect us from competition.
The markets in which our businesses operate may experience rapid and significant changes due to the introduction of innovative and disruptive technologies. Our operating results depend to a significant extent on our ability to maintain our technological leadership, anticipate and adapt to changes in our markets and to optimize our cost base accordingly. Introducing new products and technologies requires a significant commitment to research and development, which in return requires expenditure of considerable financial resources that may not always result in success. Our results of operations may suffer if we invest in technologies that may not be used or integrated as expected, or are not accepted in the marketplace, or if our products, solutions or systems are not introduced to the market in a timely manner, particularly compared to our competitors, or become obsolete. Our patents and other intellectual property may not prevent competitors from independently developing or selling products and services that are similar to or duplicate our products and services.
Our acquisition strategies may not be successful, which could adversely affect our business and increase our financial expenses.
In addition to organic growth, we may supplement our business expansion through acquisitions of an operating business or specific assets. Examples of our past acquisitions are the acquisitions of Concord Group in 2011 and Bond Group in 2013, which were undertaken to accelerate the development of our mechanical and electrical solutions business in Southeast Asia and the Middle East. Implementing our acquisition strategies may expose us to the following risks, among others, which could have adverse effects on our business, financial condition, operating results and future prospects:
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unidentified or unforeseeable liabilities or risks may exist in the potential assets or business to be acquired;

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failure to assimilate acquired business and personnel into our operations or failure to realize anticipated cost savings or other synergies from the acquisition;

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incurring additional debts which could reduce our available funds for operations and other purposes as a result of increased debt repayment obligations;

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inability to retain employees;

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loss of customers; and

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diverting efforts of management and other resources.

We cannot assure you that we will be able to effectively integrate businesses we acquire or that any acquisitions will generate long-term benefits for us. Any failure to effectively integrate or benefit from acquisitions we make may have material adverse effects on our business, financial condition, operating results and future prospects.
Our revenue and net income may be materially and adversely affected by any economic slowdown in China as well as globally.
The success of our business depends on consumer spending. We currently derive a substantial majority of our revenue from China and are also expanding into international markets. As a result, our revenue and net income are impacted to a significant extent by economic conditions in China and globally, as well as economic conditions specific to infrastructural development. The global economy, markets and levels of consumer spending are influenced by many factors beyond our control, including consumer perception of current and future economic conditions, political uncertainty (including the potential impact of political and regulatory uncertainties in the United States), levels of employment, inflation or deflation, real disposable income, interest rates, taxation and currency exchange rates.
The growth of the PRC economy has slowed in recent years. There have also been concerns about the relationships among China and other Asian countries, the relationship between China and the United States, and the relationship between the United States and certain Asian countries, which may result in or intensify potential conflicts in relation to territorial, regional security and trade disputes. For instance, the United States has imposed substantial tariffs on products emanating from China, which has adversely affected the trade relationship between China and the United States. Further disruptions or continuing or worsening slowdown could significantly reduce domestic commerce in China. A further decrease in economic growth rates or an otherwise uncertain economic outlook in China or any other markets in which we may operate could have a material adverse effect on consumer spending and therefore adversely affect our business, financial condition and results of operations.
Our international operations may expose us to numerous and sometimes conflicting legal and regulatory requirements. Violation of these regulations could harm our business.
With operations in Singapore, Malaysia, Indonesia, India and the Middle East, we are subject to numerous, and sometimes conflicting, legal requirements on matters as diverse as import/export controls, trade restrictions, tariffs, taxation, sanctions, government affairs, anti-corruption, whistle blowing, internal and disclosure control obligations, data protection and privacy and labor relations and regulatory requirements that are specific to our clients’ industries. Non-compliance with these regulations in the conduct of our business could result in fines, penalties, criminal sanctions against us or our officers, disgorgement of profits, prohibitions on doing business and adverse impact to our reputation. Gaps in compliance with these regulations in connection with the performance of our obligations to our clients could also result in exposure to monetary damages, fines and/or criminal prosecution, unfavorable publicity, restrictions on our ability to process information and allegations by our clients that we have not performed our contractual obligations. Many countries also seek to regulate the actions that companies take outside of their respective jurisdictions, subjecting us to multiple and sometimes competing legal frameworks in addition to our home country rules. Due to the varying degree of development of the legal systems of the countries in which we operate and plan to operate, local laws might be insufficient to defend us and preserve our rights. We could also be subjected to risks to our reputation and regulatory action on account of any unethical acts by any of our employees, partners or other related individuals.
We are subject to risks relating to compliance with a variety of national and local laws including multiple tax regimes, labor laws, and employee health, safety, wages and benefits laws. We may, from time to time, be subject to litigation or administrative actions resulting from claims against us by current or former employees individually or as part of class actions, including claims of wrongful terminations, discrimination, misclassification or other violations of labor law or other alleged conduct. We may also, from time to time, be subject to litigation resulting from claims against us by third parties, including claims of breach of non-compete and confidentiality provisions of our employees’ former employment agreements with such third parties or claims of breach by us of their intellectual property rights. Our failure to comply with applicable regulatory requirements could have a material adverse effect on our business, results of operations and financial condition.
If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.
We are subject to reporting obligations under the U.S. securities laws. Under these laws, we are required to include in our annual report on Form 20-F a management report on our internal control over financial reporting containing management’s assessment of the effectiveness of our internal control over financial reporting. In addition, under the U.S. securities laws, an independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting.
As reported in our annual report on Form 20-F for the fiscal year ended June 30, 2018, our management has concluded that our internal control over financial reporting was effective as of June 30, 2018, and our independent registered public accounting firm has issued an attestation report regarding the effectiveness of our internal control over financial reporting as of June 30, 2018. However, if we fail to maintain effective internal control over financial reporting in the future, our management and our independent registered public accounting firm may not be able to conclude that we have effective internal control over financial reporting. This could in turn result in the loss of investor confidence in the reliability of our financial statements and negatively impact the trading price of our ordinary shares. Furthermore, we have incurred and anticipate that we will continue to incur considerable costs, management time and other resources in an effort to continue to comply with these and other requirements of the U.S. securities laws.

Risks Related to Doing Business in China
Changes in the economic and political policies of the PRC government could have a material and adverse effect on our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.
We conduct a substantial portion of our business in China through our subsidiaries. Accordingly, our results of operations, financial condition and prospects are to a significant extent affected by economic and political developments in China. In particular, the PRC government continues to exercise significant control over the economic growth of the PRC through allocating resources, controlling payments of foreign currency-denominated obligations, setting monetary policy and providing preferential treatments to particular industries or companies. In recent years, the PRC government has implemented measures emphasizing the utilization of market forces in reforming the economy. These economic reform measures may be adjusted or modified or applied inconsistently from industry to industry, or across different regions of the country. As a result, some of these measures may benefit the overall economy of the PRC, but may have an adverse effect on us.
Although China is committed to expanding its energy production with nuclear power and building a high-speed railway network, both these industries have experienced various setbacks due to higher than expected accidents. For example, the meltdown at the Fukushima Daiichi nuclear power plant in Japan following an earthquake and tsunami in 2011 has caused a slowdown or cessation in the development of nuclear power plants in some countries. In addition, a fatal high-speed railway accident near Wenzhou, China in 2011, caused a slowdown in the development of high speed rail projects in China. The future growth rate of these two sectors may not be as fast as the market previously had expected and our business in these sectors may decline. Moreover, future accidents in these two sectors could adversely affect these sectors and our business. The PRC has been one of the world’s fastest growing economies as measured by GDP in recent years. However, economic activity in the PRC has slowed down recently and it may not return to levels of previous years. In an effort to support the growth of the Chinese economy, the PRC government has implemented and may continue to implement various monetary and other economic measures to expand investments in infrastructure projects, increase liquidity in the credit markets and encourage employment. However, there is no assurance that these monetary and economic measures will succeed. If the Chinese economy continues to experience a slowdown or experiences a recession, there may be a delay or reduction in, or cancellation of, projects available to us and demand for the services and products we provide in our various business segments may grow at a lower-than-expected rate or otherwise decrease. Furthermore, we cannot assure you that we will be able to make timely adjustments to our business and operational strategies so as to capture and benefit from the potential business opportunities presented to us as a result of the changes in the economic and other policies of the PRC government. Also, the PRC government will continue to make adjustments to its economic policy objectives and measures in the future, which may include or result in a significant reduction in its budget for investments in infrastructure and other projects. This could have an adverse effect on our business and operations. Moreover, unfavorable financing and other economic conditions for the industries that we serve could negatively impact our customers and their ability or willingness to fund capital expenditures in the future or pay for past services.
The ongoing trade war between China and the United States, and its potential escalation internationally, may have an adverse effect on our business operations and revenues.
In 2018, the U.S. government imposed new or higher tariffs on specified products imported from China to penalize China for what it characterizes as unfair trade practices, and threatened to impose additional tariffs on Chinese imports. The Chinese government responded by imposing, and proposing to impose additional, new or higher tariffs on specified products imported from the United States. On September 17, 2018, U.S. President Donald Trump announced that the tariff rate of 10% on a wide range of Chinese imports would increase to 25% on January 1, 2019. The U.S. government has repeatedly postponed this increase to allow the U.S. and Chinese governments time to negotiate an agreement on tariffs. As of March 2019, trade talks have continued between the two governments, and we cannot assure you that the negotiations will result in an agreement, the imposition of further tariffs, or lifting of existing tariffs.

The current and future actions or escalations by either the United States or China that affect trade relations may cause or contribute to further slowdowns in Chinese economic growth, the depreciation of the RMB and global economic turmoil, which has the potential to adversely impact our supply chain for our products and potentially have a material adverse effect on our business and results of operations, and we cannot provide any assurance as to whether such actions will occur or the form that they may take.
The PRC legal system is still evolving. There exist uncertainties as to the interpretation and enforcement of PRC laws, and PRC laws are different from those of common law countries.
Our activities are primarily conducted in the PRC, hence our business operations are regulated primarily by PRC laws, rules and regulations. PRC laws and regulations are based on written statutes, and past court judgments may have limited value as precedents. Because PRC laws and regulations are still evolving, and because of the limited number and non-binding nature of published cases, there exist uncertainties about their interpretation and enforcement. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. Therefore, it is possible that our existing operations may be found not to be in full compliance with relevant laws and regulations in the future. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.
Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.
PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.
On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, or the MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce (now known as State Administration for Market Regulation), the China Securities Regulatory Commission, and the State Administration of Foreign Exchange, or the SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009 by the MOFCOM. The M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if  (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. In addition, in 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, also known as Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, effective 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts, may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected, which creates significant uncertainty as to whether transactions that we may undertake would subject us to fines or other administrative penalties and negative publicity and whether we will be able to complete strategic acquisitions in the future in a timely manner or at all.
We may be subject to fines and legal sanctions imposed by SAFE or other Chinese government authorities and our ability to further grant restricted shares or share options to, and to adopt additional share incentive plans for, our directors and employees may be restricted if we or the participants of our share incentive plans fail to comply with PRC regulations relating to restricted shares or share options granted by offshore special purpose companies or offshore listed companies to PRC participants.
Pursuant to the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles promulgated by the SAFE, on July 4, 2014, or SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC citizens residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted restricted shares or share options, by us may follow the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, or SAFE Circular 7, issued by SAFE in February 2012, to apply for the foreign exchange registration. According to the SAFE Circular 7, employees, directors, supervisors and other management members participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, are required to register with SAFE through a domestic qualified agent, which may be a PRC subsidiary of the overseas listed company, and complete certain other procedures. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit the ability to make payment under the relevant equity incentive plans or receive dividends or sales proceeds related thereto, or our ability to contribute additional capital into our wholly-foreign owned enterprises in China and limit our wholly-foreign owned enterprises’ ability to distribute dividends to us. We also face regulatory uncertainties under PRC law that could restrict our ability or the ability of our overseas listed subsidiaries to adopt additional equity incentive plans for our directors and employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions.
In addition, the State Administration for Taxation has issued circulars concerning share options and restricted shares. Under these circulars, employees working in the PRC who exercise share options, or whose restricted shares vest, will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees related to their share options or restricted shares. Although we currently withhold income tax from our PRC employees in connection with their exercise of options and the vesting of their restricted shares, if the employees fail to pay, or our PRC subsidiaries fail to withhold, their income taxes according to relevant laws, rules and regulations, our PRC subsidiaries may face sanctions imposed by the tax authorities.

Government control over the conversion of foreign exchange may limit our ability to utilize our revenues effectively and affect the value of your investment.
The PRC government imposes control on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE. However, approval from or registration with appropriate government authorities is required where RMB are to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.
Fluctuations in exchange rates could harm our business and the value of our shares.
The value of our shares will be indirectly affected by the foreign exchange rate between U.S. dollars and those currencies in which our sales may be denominated. Because a large portion of our earnings and cash assets are denominated in RMB, SGD and MYR, and our financial results are reported in U.S. dollars, fluctuations in the exchange rate between the U.S. dollar and RMB, SGD and MYR will affect our balance sheet and our earnings per share as stated in U.S. dollars. In addition, appreciation or depreciation in the value of the RMB, SGD and MYR relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.
Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. The effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.
PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect us.
Pursuant to SAFE Circular 37, any PRC citizens or residents, including both PRC institutions and individual residents, are required to register with the local SAFE branch before making contributions to a company set up or controlled by PRC residents outside of the PRC for the purpose of overseas investment or financing with their legally-owned domestic or offshore assets or interests, referred to in this circular as a “special purpose vehicle.” In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. In February 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, which became effective on June 1, 2015. This notice has amended SAFE Circular 37, requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.
We attempt to comply, and attempt to ensure that our shareholders and beneficial owners of our shares who are subject to these rules comply, with the relevant requirements. We cannot provide any assurance that our shareholders and beneficial owners of our shares who are PRC residents have complied or will comply with the requirements imposed by Circular 37 or other related rules. Any failure by any of our shareholders and beneficial owners of our shares who are PRC residents to comply with relevant requirements under this regulation could subject such shareholders, beneficial owners and us to fines or sanctions imposed by the

PRC government, including limitations on our relevant subsidiary’s ability to pay dividends or make distributions to us and our ability to increase our investment in China, or other penalties that may adversely affect our operations. These risks may have a material adverse effect on our business, financial condition and results of operations.
The enforcement of the Labor Contract Law and other labor-related regulations in the PRC may increase our labor costs, impose limitations on our labor practices and adversely affect our business and our results of operations.
The PRC’s Labor Contract Law contains specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. According to the Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, with certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to annual leave ranging from five to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times their daily salary, subject to certain exceptions. In the event that we decide to change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a manner that we believe to be cost-effective. In addition, as the interpretation and implementation of these new regulations are still evolving, our employment practices may not be at all times deemed in compliance with the new regulations. We could be subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, as a result of which our business and financial conditions may be adversely affected.
Dividends payable to our foreign investors and gains on the sale of our shares by our foreign investors may become subject to PRC tax.
Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable by a PRC resident enterprise to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of the shares of a PRC resident enterprise by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our ordinary shares, and any gain realized from the transfer of our ordinary shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of our ordinary shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. If we or any of our subsidiaries established outside the PRC are considered a PRC resident enterprise, it is unclear whether holders of our ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our ordinary shares by such investors, are deemed to be income derived from sources within the PRC and thus subject to PRC tax, the value of your investment in our ordinary shares may decline significantly.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could restrict our ability to satisfy our liquidity requirements.
We are a holding company incorporated in the BVI. We generally rely on our subsidiaries in China to provide us with cash flow and to meet our other obligations. Current PRC regulations permit our subsidiaries to pay dividends to us only out of their accumulated profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside a certain amount of its after-tax profits each year, if any, to fund certain statutory reserves. These reserves are not distributable as cash dividends. Furthermore, if our subsidiaries in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. The inability of our subsidiaries to distribute dividends or other payments to us could restrict our ability to satisfy our liquidity requirements.
We may be treated as a resident enterprise for PRC tax purposes under the Enterprise Income Tax Law, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.
Under the Enterprise Income Tax Law and its implementing rules, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation, or the SAT, issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the SAT’s general position on how the “de facto management bodies” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. On July 27, 2011, the SAT issued Administrative Measures of Enterprise Income Tax of Chinese-controlled Offshore Incorporated Resident Enterprises (Trial), or Bulletin 45, which became effective on September 1, 2011, amended on April 14, 2015 and partially replaced by Announcement of State Administration of Taxation on Matters Relating to Chinese Tax Resident Identity Certificates which to become effective on October 1, 2016, to provide further guidance on the implementation of Circular 82. Bulletin 45 clarifies certain issues related to determining PRC resident enterprise status and post-determination administration. Bulletin 45 specifies that when provided with a copy of a Chinese tax resident determination certificate issued by the competent tax authorities from an offshore incorporated PRC resident enterprise, the payer should not withhold tax when paying PRC-sourced dividends, interest and royalties to the offshore incorporated PRC resident enterprise. On January 29, 2014, the SAT further issued Announcement on Determination of Resident Enterprises under De Facto Management Body Standard, or Bulletin 9, which delegates the determination of the status of offshore incorporated PRC resident enterprise to the provincial-level tax authorities. Bulletin 9 is applicable to the enterprise income tax filings for 2013 and onwards. Although Circular 82 applies only to offshore enterprises controlled by PRC enterprises or PRC corporate groups and not those controlled by PRC individuals or non-PRC persons, the determining criteria set forth in Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax residency status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals or foreign enterprises. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management bodies”.

We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing and withholding or tax payment obligations with respect to any internal restructuring, and our PRC subsidiaries may be requested to assist in the filing. Any PRC tax imposed on a transfer of our shares not through a public stock exchange, or any adjustment of such gains would cause us to incur additional costs and may have a negative impact on the value of your investment in our company.
We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a PRC establishment of a non-PRC company.
On February 3, 2015, the State Administration of Taxation issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, which replaced or supplemented certain previous rules under the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the State Administration of Taxation, on December 10, 2009. Pursuant to Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if the arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from this indirect transfer may be subject to PRC enterprise income tax.
According to Bulletin 7, “PRC taxable assets” include assets attributed to an establishment or a place of business in China, immoveable properties located in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, factors to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise directly or indirectly derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China, directly or indirectly; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the foreign income tax liabilities arising from the indirect transfer of PRC taxable assets; the replicability of the transaction by direct transfer of PRC taxable assets; and the applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment or place of business, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Where the payor fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where the shares were acquired from a transaction through a public stock exchange.
There are uncertainties as to the application of Bulletin 7. Bulletin 7 may be determined by the tax authorities to be applicable to some of our offshore restructuring transactions or sale of the shares of our offshore subsidiaries or investments where PRC taxable assets are involved. The transferors and transferees may be subject to the tax filing and withholding or tax payment obligation, while our PRC subsidiaries may be requested to assist in the filing. Furthermore, we, our non-resident enterprises and our PRC subsidiaries may be required to spend valuable resources to comply with Bulletin 7 or to establish that we, our non-resident enterprises and our PRC subsidiaries should not be taxed under Bulletin 7, for our previous and future restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under Circular 698/Bulletin 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities make adjustments to the taxable income of the transactions under Circular 698/Bulletin 7, our income tax costs associated with potential acquisitions or disposals will increase, which may have an adverse effect on our financial condition and results of operations.
The audit reports included in our annual reports filed with the SEC and incorporated by reference in this prospectus supplement were prepared by auditors who are not inspected by the Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection.
Our independent registered public accounting firm that issues the audit reports included in our annual report filed with the SEC and incorporated by reference in this prospectus supplement, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. However, because we have substantial operations within the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor and its audit work are not currently inspected by the PCAOB.
Inspections of other accounting firms that the PCAOB has conducted have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China prevents the PCAOB from regularly evaluating our auditor’s audits and its quality control procedures. As a result, investors of our ordinary shares do not derive the benefits of PCAOB inspections, and may lose confidence in our reported financial information and procedures and the quality of our financial statements.
Risks Relating to Our Ordinary Shares and this Offering
The market price of our ordinary shares has been volatile, leading to the possibility that their value may be depressed at a time when you want to sell your holdings.
The market price of our ordinary shares has been volatile, and this volatility may continue. From January 1, 2018 through April 5, 2019 the closing price of our ordinary shares on the NASDAQ Global Select Market has ranged from a high of  $27.61 to a low of  $16.81. Numerous factors, many of which are beyond our control, may cause the market price of our ordinary shares to fluctuate significantly. These factors include, among others:
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our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

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changes in financial estimates by us or by any securities analysts who might cover our share;

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speculation about our business in the press or the investment community;

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significant developments relating to our relationships with our customers or suppliers;

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stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

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customer demand for our services and products;

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investor perceptions of our industry in general and our company in particular;

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the operating and share performance of comparable companies;

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general economic conditions and trends;

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major catastrophic events;

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announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

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changes in accounting standards, policies, guidance, interpretation or principles;

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loss of external funding sources;

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sales of our ordinary shares, including sales by our directors, officers or significant shareholders;

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additions or departures of key personnel; and

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investor perception of litigation, investigation or other legal proceedings involving us or certain of our individual shareholders or their family members.

Securities class action litigation is often instituted against companies following periods of volatility in their share price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources. Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. For example, in December 2018, major stock indexes fell precipitously, with major stock averages recording their worst December performance since 1931. In particular, the S&P 500 Index fell approximately 9% from December 1, 2018 to December 31, 2018. These market fluctuations may adversely affect the prices of our ordinary shares and other interests in our company at a time when you want to sell your investment in us.
Share prices of companies with business operations primarily in China have fluctuated widely in recent years, and the trading prices of our ordinary shares are likely to be volatile, which could result in substantial losses to investors.
The performance and fluctuation of the market prices of other China-based, U.S.-listed companies may affect the volatility in the price of and trading volume for our ordinary shares. In recent years, a number of PRC-based companies have listed their securities, or are in the process of preparing for listing their securities, on U.S. stock markets. Some of these companies have experienced significant volatility, including significant price declines following their initial public offerings. The trading performances of the securities of these PRC-based companies at the time of or after their offerings may affect the overall investor sentiment towards PRC-based companies listed in the United States and consequently may impact the trading performance of our ordinary shares. These broad market and industry factors may significantly affect the market price and volatility of our ordinary shares, regardless of our actual operating performance.
The provisions in our Amended and Restated M&A and terms of our 2010 Rights Plan may discourage, delay or prevent a change of control of our company or changes in our management. As a result, our shareholders may be limited in their ability to obtain a premium for their shares.
Our Amended and Restated M&A authorizes the board of directors of the Company, or our Board, to issue up to 90,000,000 preferred shares without any further action by our shareholders, which could delay, discourage, prevent or make it more costly to acquire or effect a change-in-control. In addition, on August 27, 2010, our Board adopted the 2010 Rights Plan. In connection with the 2010 Rights Plan, our Board declared a dividend distribution of one “Right” for each outstanding ordinary share to shareholders of record at the close of business on August 27, 2010, effective as of September 27, 2010. Each Right entitles the shareholder to buy one of our Class A preferred shares at a price of  $160. Unless terminated earlier by our Board, the 2010 Rights Plan will expire on September 27, 2020.
Initially, the Rights will only be transferable in connection with the transfer of ordinary shares, and no separate Rights certificates or share statements will be distributed or provided. The Rights will separate from our ordinary shares and become exercisable if a person or group announces an acquisition of 20% or more of our outstanding ordinary shares, or announces commencement of a tender offer for 20% or more of our ordinary shares. In that event, the Rights permit the holders thereof to purchase our ordinary shares having a market value of twice the exercise price of the Rights, in lieu of the Class A preferred shares. In addition, in the event of certain business combinations, the Rights permit the purchase of the ordinary shares of an acquiring person at a 50% discount. Rights held by the acquiring person become null and void in each case.
The provisions in our Amended and Restated M&A and terms of our 2010 Rights Plan could prevent our shareholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our ordinary shares, even if you or our other shareholders believe that such actions are in the best interests of us and our shareholders. As a result, our shareholders may be limited in their ability to obtain a premium for their shares.
Future sales of our ordinary shares could cause the market price for our ordinary shares to decline.
We cannot predict the effect, if any, that any future sales of our ordinary shares into the market, or the availability of our ordinary shares for future sale, will have on the market price of our ordinary shares. Sales of substantial amounts of ordinary shares (including shares issued upon the exercise, conversion or exchange of other securities), or the perception that such sales could occur, may materially and adversely affect prevailing market prices for our ordinary shares.
Ordinary shares issued in connection with this offering, other than any ordinary shares purchased by our affiliates (if any), as that term is defined in Rule 144 under the Securities Act, will be freely tradable without restriction or further registration under the Securities Act. In connection with this offering, we and our directors and executive officers have agreed with the underwriter to a “lock-up,” pursuant to which neither we nor they will sell, hedge or otherwise dispose of any shares without the prior written consent of Citigroup for 90 days after the date of this prospectus supplement, subject to certain exceptions. See “Underwriting.” Following the expiration of the applicable lock-up period, all these ordinary shares will also be eligible for future sale.
In addition, under the terms of the IFC Convertible Bond (as defined in this prospectus supplement), we could be required to issue an aggregate of 796,200 ordinary shares, the resales of which are registered under the Securities Act. To the extent all or a portion of the IFC Convertible Bond is converted into ordinary shares, the additional outstanding ordinary shares may have an adverse effect on the prevailing market price for our ordinary shares.
In the future, we may also issue our securities if we need to raise capital in connection with a capital expenditure or acquisition. The amount of ordinary shares issued in connection with a capital expenditure or acquisition could constitute a material portion of our then-outstanding ordinary shares. Any perceived excess in the supply of our shares in the market could negatively impact our share price and any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you. See “Shares Eligible For Future Sale.”
We have granted employee stock options and other share-based awards in the past and are likely to continue to do so in the future. Our share-based compensation schemes may have an adverse effect on our results of operations and dilute the ownership interests of our shareholders.
We have granted share-based compensation awards, including share options, restricted shares and restricted share units, to various employees, key personnel and other non-employees to incentivize performance and align their interests with ours. An aggregate of 396,000 ordinary shares issuable upon the exercise of options outstanding under our 2006 Plan and 2015 Equity Plan, had been granted as of December 31, 2018 at a weighted average exercise price of  $21.75 per share. As a result of these grants and potential future grants, we have incurred in and expect to continue to incur share-based compensation expenses in the future. For example, in the fiscal years ended June 30, 2016, 2017 and 2018 and the six months ended December 31, 2018, we recorded share-based compensation expenses of approximately $3.9 million, $0.5 million, $1.2 million and $0.2 million, respectively. The amount of these expenses is based on the fair value of the share-based awards. We account for compensation costs for share-based compensation awards and recognize expenses in our consolidated statements of comprehensive income in accordance with the relevant rules under U.S. GAAP. Our share-based compensation expense may increase in future periods, as we adopt new equity compensation plans to incentivize our employees and directors to grow our business. In addition, any additional securities issued under share-based compensation schemes will dilute the ownership interests of our shareholders.
You must rely on the discretion and judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our ordinary shares.
Our management will have significant discretion in applying the net proceeds that we receive from this offering. Although we intend to use the net proceeds from this offering primarily for general corporate purposes, which we expect to include the expansion of our total solution offerings, investments in R&D, increasing production capacity, broadening sales and marketing channels, and other general corporate uses. If appropriate opportunities arise to acquire or invest in complementary products, technologies or businesses, we may use a portion of the net proceeds for such acquisition or investment. Unforeseen events or changed business conditions could result in our applying the net proceeds from this offering in a manner other than as described in this prospectus supplement. The net proceeds from this offering may be used in a manner that does not generate favorable returns in your investment. In addition, if we use all or a portion of the net proceeds for future acquisitions, there can be no assurance that we could successfully integrate any such acquisition into our operations or that the acquired entity or business would perform as expected. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our ordinary shares. The net proceeds from this offering may also be placed in investments that do not produce income or that may lose value.
We may determine to cease paying dividends in the future.
Our Board decides if and when our Company will pay cash dividends. On August 11, 2016, our Board approved a regular cash dividend policy pursuant to which future cash dividends are expected to be paid to holders of the Company’s ordinary shares on an annual basis out of funds legally available for such purpose. While cash dividends have been paid in each of 2016, 2017 and 2018, the declaration and payment of future dividends will be at the discretion of our Board, and there can be no assurance that cash dividends will be paid in the future. Our future payment of dividends will depend upon many factors, including our financial condition, earnings, capital requirements of its businesses, legal requirements, regulatory constraints, industry practice, and other factors that our Board deems relevant.
The laws of the British Virgin Islands provide limited protection for minority shareholders, so minority shareholders will have limited or no recourse if they are dissatisfied with the conduct of our affairs.
Under the laws of the British Virgin Islands, there is limited statutory protection of minority shareholders other than the provisions of the BVI Business Companies Act (as amended), which we refer to as the Act, dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of a BVI company and are entitled to have the affairs of the company conducted in accordance with the Act and the memorandum and articles of association of the company. As such, if those who control the company have persistently disregarded the requirements of the Act or the provisions of the company’s memorandum and articles of association, then the courts will likely grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) acts that constitute fraud on the minority where the wrongdoers control the company; (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (iv) acts where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded to minority shareholders under the laws of many states in the United States.
Under the laws of the British Virgin Islands, our directors have the power to take certain actions without shareholder approval which would require shareholder approval under the laws of most U.S. jurisdictions.
The directors of a BVI corporation, subject in certain cases to court approval but without shareholder approval, may implement a reorganization, merger or consolidation, the sale of any assets, property, part of the business, or securities of the corporation, subject to a limit of up to 50% of such assets. The ability of our Board to create new classes or series of shares and the rights attached by amending our Amended and Restated M&A without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our ordinary shares at a premium over then current market prices. Thus, our shareholders may have more difficulty protecting their interests in the face of actions by our Board or our controlling shareholders than they would have as shareholders of a corporation incorporated in another jurisdiction.
In addition, our directors do not have terms of office, and they hold office until such director’s resignation, removal from office, death or incapacity. In connection with the adoption of the 2010 Rights

Plan, we amended our memorandum and articles of association to provide that directors may only be removed by shareholders for cause. Under our Amended and Restated M&A of 2010, annual meeting of shareholders are no longer required. Since 2010, we have not held any shareholders meetings. We follow home country practice with respect to annual shareholders meetings and are not obligated to hold annual meetings of shareholders.
If securities analysts do not publish research or reports about our business or if they downgrade our shares or our sector, our share price and trading volume could decline.
The trading market for our ordinary shares has been affected in part by the research and reports that industry and financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who cover us downgrade our shares or our industry, change their views regarding the shares of any of our competitors, or other companies in our industry, or publish inaccurate or unfavorable research about our business, the market price of our shares could decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline.

Cautionary Note Regarding Forward-Looking Statements
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into these documents contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements regarding the performance of our business, our financial results, our liquidity, the future payment of dividends and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These forward-looking statements reflect management’s current view of the Company concerning future events and are subject to certain risks, uncertainties and assumptions, including among others: our potential inability to achieve similar growth in future periods as we did historically, a decrease in the availability of our raw materials, the emergence of additional competing technologies, changes in domestic and foreign laws, regulations and taxes, changes in economic conditions, uncertainties related to China’s legal system and economic, political and social events in China, the volatility of the securities markets, and other risks and uncertainties which are generally set forth under the heading “Risk Factors” beginning on page S-21 of this prospectus supplement, under Item 3.D. (Risk Factors) in our most recent annual report on Form 20-F to the extent not restated herein, and in our future filings made with the SEC that are incorporated by reference into this prospectus supplement or the accompanying prospectus.
This prospectus supplement contains certain industry and market data and information that we obtained from various governments, private and commercial sources and publications and studies conducted by third parties. Statistical data in these sources and publications also include projections based on a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus and the documents incorporated herein by reference. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source. You should not place undue reliance on these forward-looking statements obtained from such government, private and commercial sources and publications and studies conducted by third parties.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Use of Proceeds
The net proceeds from the sale of our ordinary shares by us in this offering will be approximately $      million (or approximately $      million if the underwriter’s option to purchase additional shares is exercised in full) after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which we expect to include the expansion of our total solution offerings, investments in R&D, increasing production capacity, broadening sales and marketing channels, and other general corporate uses. If appropriate opportunities arise to acquire or invest in complementary products, technologies or businesses, we may use a portion of the net proceeds for such acquisition or investment. However, we have no present commitments or agreements to enter into any such acquisitions or investments. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations, the anticipated growth of our business and general economic conditions. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

Market Price of Ordinary shares AND DIVIDENDS
The principal market on which our ordinary shares are being traded is the NASDAQ Global Select Market under the symbol “HOLI.” As of December 31, 2018, there were 60,342,099 ordinary shares outstanding, held of record by at least 160 shareholders. On April 5, 2019, the last reported sale price of our ordinary shares on NASDAQ Global Select Market was $22.90 per share.
On August 11, 2016, our Board approved a regular cash dividend policy pursuant to which future cash dividends are expected to be paid to holders of the Company’s ordinary shares on an annual basis out of funds legally available for such purpose. Pursuant to this policy, we paid cash dividends of:
•
$0.20 per ordinary share on November 11, 2016 to holders of record of our ordinary shares at the close of business on October 26, 2016;

•
$0.12 per ordinary share on November 6, 2017 to holders of record of our ordinary shares at the close of business on October 16, 2017; and

•
$0.18 per ordinary share on or about November 12, 2018 to holders of record of our ordinary shares at the close of business on October 22, 2018.

In addition, we paid a special cash dividend of  $0.40 per share ordinary share on March 16, 2015 to holders of record of our ordinary shares at the close of business on February 23, 2015. The declaration and payment of future dividends will be at the discretion of our Board as set forth in our dividend policy, and will depend upon many factors, including our financial condition, earnings, and capital requirements of our businesses, investment opportunities, legal requirements, regulatory constraints, industry practice, and other factors that our Board deems relevant. As a BVI company, we may only declare and pay dividends if our directors are satisfied, on reasonable grounds, that immediately after the distribution (i) the value of our assets will exceed our liabilities and (ii) we will be able to pay our debts as they fall due. Our Board may, at its discretion, decrease the amount of dividends or entirely discontinue the payment of dividends at any time.

Exchange Rate Information
A majority of our business is conducted in China. We also operate in Singapore, Malaysia and several other jurisdictions in Asia and the Middle East through HAP, Concord Group, and Bond Group. We use U.S. dollars as our reporting currency in our financial statements and in this prospectus. This prospectus supplement and the documents incorporated herein by reference contain translations from RMB to U.S. dollars and from SGD to U.S. dollars at specific rates. Unless noted otherwise, with respect to amounts not recorded in our consolidated financial statements but included elsewhere in this prospectus, all conversion between RMB and U.S. dollars were made at a rate of RMB6.7374 to $1.00, and all conversion between Singapore dollars and U.S. dollars were made at a rate of SGD1.3536 to $1.00, as set forth by the International Monetary Fund. We make no representation of any kind that RMB, Singapore dollar, U.S. dollar or any other currency referenced in this prospectus supplement could have been, or could be, converted into the other stated currencies at the rates stated below, any particular rate, or at all. The Chinese government imposes control over its foreign-currency reserves through both direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On April 4, 2019, the closing rate for using RMB and SGD to buy $1.00 was 6.7179 and 1.3532, respectively, as set forth by the International Monetary Fund.
The following table sets forth information concerning exchange rates between the RMB, Singapore dollars and the U.S. dollar for the periods indicated, based on the exchange rates set forth in The Federal Reserve Board of Governors. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in the prospectus or will use in the preparation of any other information to be provided to you.
	Exchange Rate between RMB and US$(1)				Exchange Rate between SGD and US$(1)
Period	Period End	Average	Low	High	Period End	Average	Low	High
Calendar year 2013	6.0537	6.1478	6.0537	6.2438	1.2622	1.2511	1.2203	1.2831
Calendar year 2014	6.2046	6.1620	6.0402	6.2591	1.3244	1.2665	1.2376	1.3244
Calendar year 2015	6.4778	6.2827	6.1870	6.4896	1.4166	1.3746	1.3171	1.4337
Calendar year 2016	6.9430	6.6400	6.4480	6.9580	1.4465	1.3800	1.3366	1.4522
Calendar year 2017	6.5063	6.7569	6.4773	6.9575	1.3363	1.3802	1.3363	1.4498
Calendar year 2018	6.8755	6.6090	6.2649	6.9737	1.3623	1.3486	1.3037	1.3845
July 2018	6.8038	6.7164	6.6123	6.8102	1.3604	1.3630	1.3555	1.3728
August 2018	6.8300	6.8453	6.8018	6.9330	1.3722	1.3687	1.3619	1.3804
September 2018	6.8680	6.8550	6.8270	6.8880	1.3667	1.3710	1.3645	1.3785
October 2018	6.9737	6.9191	6.8680	6.9737	1.3845	1.3790	1.3716	1.3845
November 2018	6.9558	6.9367	6.8894	6.9558	1.3716	1.3748	1.3698	1.3800
December 2018	6.8755	6.8837	6.8343	6.9077	1.3623	1.3704	1.3623	1.3767
Calendar year 2019	—	—	—	—	—	—	—	—
January 2019	6.6958	6.7863	6.6958	6.8708	1.3514	1.3565	1.3514	1.3652
February 2019	6.6912	6.7367	6.6822	6.7907	1.3520	1.3539	1.3480	1.3611
March 2019	6.7112	6.7119	6.6916	6.7381	1.3544	1.3543	1.3494	1.3596

(1)
Determined by averaging the rates on the last business day of each month during the relevant year, except for monthly average rates, which are determined by averaging the daily rates during the respective months.

Capitalization
The following table sets forth our capitalization as of December 31, 2018:
•
on an actual basis; and

•
on an as adjusted basis giving effect to the sale and issuance of           ordinary shares by us in this offering, at the public offering price of  $          per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us .

You should read this information in conjunction with the information under “Operating and Financial Review and Prospects” and our consolidated financial statements and the accompanying notes included in our Form 20-F for the fiscal year ended June 30, 2018 and the exhibits to our Interim Results Form 6-K, which are each incorporated into this prospectus supplement and the accompanying prospectus by reference.
	As of December 31, 2018
	Actual	As Adjusted
	(U.S. dollars in thousands)
Total long-term loans, including current portion	21,158
Stockholders’ equity:
Ordinary shares	60
Additional paid-in capital	223,547
Statutory reserves	46,283
Retained earnings	660,329
Accumulated other comprehensive income	(32,381)
Total Hollysys Automation Technologies Ltd. stockholders’ equity	897,938
Non-controlling interest	122
Total equity	898,060
Total capitalization	919,218

DILUTION
If you invest in our ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per ordinary share immediately after this offering. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the as adjusted net tangible book value per share immediately after completion of this offering.
Net tangible book value per share is determined by dividing our total consolidated assets less our intangible assets, our goodwill and our total consolidated liabilities by the number of shares of our ordinary shares outstanding. Our historical net tangible book value as of December 31, 2018 was approximately $848.2 million, or $14.06 per share.
Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of the ordinary shares in this offering at a public offering price of US$          per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per ordinary share.
Without taking into account any other changes in net tangible book value after December 31, 2018, other than to give effect to the issuance and sale by us of the ordinary shares in this offering at a public offering price of US$          per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2018 would have been $          million, or $          per share. This represents an immediate increase in as adjusted net tangible book value of  $          per share to our existing shareholders and immediate dilution of  $          per share to investors purchasing ordinary shares in this offering at the public offering price. The following table illustrates this dilution:
Public offering per share	$
Net tangible book value per share as of December 31, 2018, before giving effect to this offering		$14.06
Increase in as adjusted net tangible book value per share attributable to new investors purchasing our ordinary shares in this offering
As adjusted net tangible book value per share, after giving effect to this offering
Dilution per share to investors purchasing our ordinary shares in this offering	$
If the underwriter exercises its option to purchase additional shares from us in full, the as adjusted net tangible book value per ordinary share would be $      per share, and the dilution in net tangible book value per share to investors in this offering would be $      per share.

Shares Eligible for Future Sale
Following the completion of this offering assuming no exercise of the underwriter’s option to purchase additional shares from us, based on the number of our ordinary shares outstanding as of April 5, 2019, we will have a total of 68,142,099 ordinary shares outstanding. Subject to the “lock-up” agreements described below under “Underwriting,” of these outstanding shares, all of our ordinary shares sold in this offering will be freely tradable, except that any shares purchased in this offering by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be able to be sold in compliance with the Rule 144 limitations described below.
Shares Issuable Pursuant to IFC Convertible Bond
On May 30, 2014, we entered into a convertible bond agreement with IFC under which we borrowed $20 million from IFC, which we refer to as the IFC Convertible Bond, with an interest rate of 2.1% per annum and commitment fee of 0.5% per annum paid in arrears semi-annually. The IFC Convertible Bond has a five-year term, was drawn down on August 30, 2014 and is repayable in full on August 29, 2019. The IFC Convertible Bond may not be prepaid before it is due.
IFC, at its election, may convert the IFC Convertible Bond, in $1,000,000 increments, in whole or in part into our ordinary shares at any time prior to the August 29, 2019 maturity date. If IFC elected to convert the entire IFC Convertible Bond into our ordinary shares, we would be required to issue IFC an aggregate of 796,200 ordinary shares at the current conversion rate of 39.81 ordinary shares per $1,000 of IFC Convertible Bond, or a conversion price of  $25.12. The conversion rate and conversion price of the IFC Convertible Bond are subject to adjustments for, among other things, events that may dilute the unit price of our ordinary shares, such as the issuance of ordinary shares at a price that is less than 95% of the average of the last reported volume weighted average prices of our ordinary shares for the ten consecutive trading days preceding the announcement of the issuance, which we refer to as the Ten-Day VWAP. For example, if we assume (i) the Ten-Day VWAP is $22.70 and (ii) we issue $200,000,000 of ordinary shares in this offering at a price of  $20.50 (which is less than 95% of the assumed Ten-Day VWAP of  $21.57), the conversion price of the IFC Convertible Bond would decrease from $25.12 to approximately $24.78 and the number of ordinary shares issuable upon conversion of the IFC Convertible Bond would increase from 796,200 to approximately 807,000.
Pursuant to the registration rights agreement we have entered into with IFC, we have registered the resale of the ordinary shares issuable upon conversion of IFC Convertible Bond under the Securities Act so that IFC may freely trade those shares if it elects to convert all or a portion of the IFC Convertible Bond into ordinary shares. We have an obligation to register the resale of the ordinary shares issuable upon conversion of IFC Convertible Bond so that they are freely tradable. To the extent all or a portion of the IFC Convertible Bond is converted into ordinary shares, the additional outstanding ordinary shares may have an adverse effect on the prevailing market price for our ordinary shares or impair our ability to raise equity capital.
Rule 144
In general, under Rule 144, as currently in effect, persons who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be entitled to sell upon expiration of the lock-up agreements described below under “Underwriting,” within any three-month period, a number of shares that does not exceed the greater of:
•
1% of the number of ordinary shares then outstanding, which will equal approximately 681,421 ordinary shares immediately after this offering assuming no exercise of the underwriter’s option to purchase additional shares from us, based on the number of ordinary shares outstanding as of April 5, 2019; or

•
the average weekly trading volume of the ordinary shares on the NASDAQ Global Select Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.
Lock-Up Agreements
In connection with this offering, we, our directors and executive officers have agreed, subject to certain exceptions, not to, among other things, sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares without the prior written consent of Citigroup for a period of 90 days after the date of this prospectus supplement. These agreements are described below under “Underwriting.”
Registration Statements on Form S-8
We have filed registration statements on Form S-8 under the Securities Act to register 3,000,000 ordinary shares and 5,000,000 ordinary shares reserved for issuance under the 2006 Stock Plan and the 2015 Equity Incentive Plan, respectively. Shares covered by such registration statements are eligible for sale in the public markets, subject to vesting restrictions, the lock-up agreements described above, and Rule 144 limitations applicable to affiliates.

Underwriting
We are offering the ordinary shares described in this prospectus supplement through Citigroup Global Markets Inc., or Citi. We have entered into an underwriting agreement with Citi. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Citi, and Citi has agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ordinary shares set forth opposite its name in the following table:
Underwriter	Number of ordinary shares
Citigroup Global Markets Inc.

The underwriting agreement provides that the obligations of Citi to purchase the ordinary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. Citi is obligated to purchase all the ordinary shares offered by us (other than those covered by the option to purchase additional ordinary shares described below) if they purchase any of the ordinary shares.
Citi proposes to initially offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement. Any ordinary shares sold by Citi to securities dealers may be sold at a discount of up to US$      per share from the initial public offering price. After the initial offering of the ordinary shares to the public, the offering price and other selling terms may be changed by Citi. Sales of ordinary shares may be made by affiliates of Citi.
Option to Purchase Additional Ordinary Shares
We have granted to Citi an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to       additional ordinary shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. Such option may be exercised in whole or in part upon written notice by Citi. Any ordinary shares issued or sold under the option will be issued and sold on the same terms and conditions as the other ordinary shares that are the subject of this offering.
Commissions and Expenses
The underwriting fee is equal to the public offering price per ordinary share less the amount paid by Citi to us per ordinary share. The underwriting fee is US$      per ordinary share. The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to Citi assuming both no exercise and full exercise of Citi’s option to purchase additional ordinary shares.
Payable by Hollysys
	No Exercise	Full Exercise
Per ordinary share	US$	US$
Total	US$	US$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, which includes legal, accounting, printing and various other fees associated with this offering, are approximately US$     .
Lock-Up Agreements
Subject to certain exceptions, we and each of our directors and executive officers have agreed that, without the prior written consent of Citi, we and they will not, during the period ending 90 days after the date of this prospectus supplement:
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, any ordinary shares of the Company or any securities convertible into, or exercisable or exchangeable for such ordinary shares (including, for the avoidance of doubt, any shares held by a controlled affiliate of us or them); or
•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares.

Conflicts of Interest
Citi is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Citi and its affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, Citi and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Citi and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Distribution
A prospectus in electronic format may be made available on the web sites maintained by Citi, or selling group members, if any, participating in the offering. Citi may agree to allocate a number of ordinary shares to Citi and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by Citi and selling group members that may make Internet distributions on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the content or information on the web sites maintained by Citi or selling group members and any information contained in any other web site maintained by Citi or selling group members is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part.
Indemnification
We have agreed to indemnify Citi against certain liabilities, including liabilities under the Securities Act, or to contribute to payments Citi may be required to make because of any of those liabilities.
Nasdaq Global Market Listing
Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “HOLI”.
Stabilization, Short Positions and Penalty Bids
In connection with this offering, Citi may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of ordinary shares, which involves the sale by Citi of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than Citi’s option to purchase additional ordinary shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Citi may close out any covered short position either by exercising their option to purchase additional ordinary shares, in whole or in part, or by purchasing ordinary shares in the open market. In making this determination, Citi will consider, among other things, the price of ordinary shares available for purchase in the open market compared to the price at which Citi may purchase ordinary shares through the option to purchase additional ordinary shares. A naked short position is more likely to be created if Citi is concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that Citi creates a naked short position, they will purchase ordinary shares in the open market to cover the position.
As an additional means of facilitating this offering, Citi may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. Citi is not required to engage in these activities and may end any of these activities at any time.
Notice to Prospective Investors in Australia
This prospectus supplement and the accompanying prospectus do not constitute a prospectus, a disclosure document or a product disclosure statement for the purposes of the Corporations Act 2001 (Cth) or the Corporations Act, and does not purport to include all the information required for a prospectus, a disclosure document or a product disclosure statement under the Corporations Act. No prospectus, product disclosure statement or other disclosure document under Australian law has been lodged with the Australian Securities and Investments Commission in relation to this offering.
The provision of this prospectus supplement and the accompanying prospectus to any person does not constitute an offer of, or an invitation to apply for, the ordinary shares in Australia. Any offer in Australia of the ordinary shares may only be made to persons who are “sophisticated investors” or “professional investors” within the meaning of sections 708(8) and (11) of the Corporations Act and who are a “wholesale client” within the meaning of section 761G of the Corporations Act. This prospectus supplement and the accompanying prospectus are not intended to be distributed or passed on, directly or indirectly, to any other class of persons in Australia.
Any person to whom the ordinary shares are issued or sold must not offer for sale in Australia in the period of 12 months after the date of issue of the ordinary shares except where disclosure to investors is not required under the Corporations Act or where the offer is made pursuant to a prospectus, disclosure document or product disclosure statement that complies with the Corporations Act. Any person acquiring the ordinary shares must observe such Australian on-sale restrictions.
This prospectus supplement and the accompanying prospectus contain general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before acting on the information contained in this prospectus supplement and the accompanying prospectus, investors should consider its appropriateness having regard to their investment objectives, financial situations and needs, and, if necessary, seek expert advice.
Notice to Prospective Investors in Canada
The ordinary shares offered in this offering may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area, or EEA
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or each a Relevant Member State, the ordinary shares offered in this offering have not been and will not be made to the public, except that an offer may be made to the public in that Relevant Member State of any ordinary shares at any time under the following exemptions under the Prospectus Directive if they have been implemented in that Relevant Member State:
(a) to any legal entity which is a qualified investor as defined under the Prospectus Directive;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Directive), subject to obtaining the prior consent of the Underwriter for any such offer; or
(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the ordinary shares shall require the Company or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this provision, the expression an offer to the public in relation to any ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, as the same may be varied in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in France
Neither this prospectus supplement nor any other offering material relating to the ordinary shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the ordinary shares has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the ordinary shares to the public in France.

Such offers, sales and distributions will be made in France only:

•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The ordinary shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The ordinary shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, which we refer to as the Financial Instruments and Exchange Act). The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.
Notice to Prospective Investors in the People’s Republic of China
This prospectus supplement does not constitute a public offer of the ordinary shares, whether by sale or subscription, in the People’s Republic of China, or the PRC. The ordinary shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.
Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the ordinary shares or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
•
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•
where no consideration is or will be given for the transfer;

•
where the transfer is by operation of law;

•
as specified in Section 276(7) of the SFA; or

•
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Legal Matters
The validity of the ordinary shares offered pursuant to this prospectus supplement and the accompanying prospectus will be reviewed by Maples and Calder, BVI, our BVI counsel. We are being represented by Paul Hastings LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriter is being represented by Linklaters LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain PRC legal matters will be passed upon for us by JunZeJun Law Offices and for the underwriter by Han Kun Law Offices.

Experts
The consolidated financial statements of Hollysys Automation Technologies Ltd. appearing in Hollysys Automation Technologies Ltd.’s Annual Report (Form 20-F) for the year ended June 30, 2018, and the effectiveness of Hollysys Automation Technologies Ltd.’s internal control over financial reporting as of June 30, 2018, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered in this offering. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers like Hollysys that file electronically with the SEC. All information we file with the SEC can be obtained over the Internet at the SEC’s website at http://www.sec.gov.
Additionally, we make these filings available, free of charge, on our website at http://www.Hollysys.com as soon as reasonably practicable after we electronically file (or furnish) such materials with the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this prospectus.
Incorporation of certain Information by Reference
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by specifically incorporating by reference future filings we make with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that is filed later. All of the documents incorporated by reference are available at http://www.sec.gov under Hollysys Automation Technologies Ltd., CIK number 0001357450.
This prospectus supplement incorporates by reference the documents set forth below:
•
our Annual Report on Form 20-F for the fiscal year ended June 30, 2018 filed with the SEC on September 21, 2018 (File No. 001-33602);

•
The following exhibits to our report on Form 6-K as furnished to the SEC on February 28, 2019:

•
Exhibit 99.1 — containing certain selected consolidated financial data of Hollysys as of December 31, 2018 and June 30, 2018 and for the six months ended December 31, 2018 and 2017;

•
Exhibit 99.2 — containing unaudited interim consolidated financial statements of Hollysys as of December 31, 2018 and for the six months ended December 31, 2018 and 2017; and

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Exhibit 99.3 — containing the Operating and Financial Review and Prospects of Hollysys as of December 31, 2018 and for the six months ended December 31, 2018 and 2017;

•
with respect to the offering of the securities under this prospectus supplement, any subsequent annual reports on Form 20-F filed with the SEC on or after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement;

•
with respect to the offering of the securities under this prospectus supplement, any subsequent reports on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement; and

•
the description of  (i) our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on July 30, 2008 (which incorporates such description of our ordinary shares from the Registration Statement on Form S-4 (File No. 333-132826), originally filed on March 30, 2006 and as subsequently amended, which description is also hereby incorporated by reference) and (ii) our 2010 Rights Plan contained in the Registration Statement on Form 8-A filed with the SEC on September 21, 2010, and, in each case, any further amendment or report filed after the date of this prospectus supplement for the purpose of updating such descriptions.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus supplement is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to:
Hollysys Automation Technologies Ltd.
No. 2 Disheng Middle Road
Beijing Economic-Technological Development Area
Beijing, China 100176, Attn: Investor Relations
Email: investors@hollysys.com
Telephone: (86) 10 5898 1386

PROSPECTUS
HOLLYSYS AUTOMATION TECHNOLOGIES LTD.
Ordinary Shares
We may from time to time in one or more offerings offer and sell our ordinary shares.
In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our ordinary shares held by them. We will not receive any proceeds from the sale of our ordinary Shares by selling shareholders.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of our securities.
The securities described in this prospectus and any prospectus supplement may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement.
Our ordinary shares are traded on the NASDAQ Global Select Market under the symbol “HOLI”. On April 5, 2019, the last reported sale price on the NASDAQ Global Select Market for our ordinary shares was $22.90 per share.
Investing in our securities involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement before investing in any securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 8, 2019

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. In addition, under this shelf registration statement, the selling shareholders to be named in a prospectus supplement may, from time to time, offer or sell our ordinary shares in one or more offerings.
This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial price to the public; the price paid for the securities; net proceeds; the identity of and the amount of securities to be sold by any selling shareholder; and the other specific terms related to the offering of the securities.
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. Neither we nor the selling shareholders have authorized any other person to provide you with different information. You should read this entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. We do not imply or represent by delivering this prospectus that Hollysys Automation Technologies Ltd., or our business, is unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as any time after such date. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.
In this prospectus, unless otherwise indicated or unless the context otherwise requires, all references to:
•
“Amended and Restated M&A” refers to the current amended and restated memorandum and articles of association approved by the board of directors of the Company on May 26, 2016 and registered by the BVI Register of Corporate Affairs on May 27, 2016;

•
“BVI” refers to the British Virgin Islands;

•
“China” or “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and

•
“Hollysys,” “we,” “us,” “our,” “our company,” or the “Company,” refers to the combined business of Hollysys Automation Technologies Ltd., a BVI company, and its consolidated subsidiaries.

ABOUT HOLLYSYS AUTOMATION TECHNOLOGIES LTD.
We are a leading automation control system solutions provider in China, with overseas operations in eight other countries and regions throughout Asia. Leveraging our proprietary technology and deep industry know-how, we empower our customers with enhanced operational safety, reliability, efficiency, and intelligence which are critical to their businesses. We derive our revenues mainly from providing integrated solutions for industrial automation and rail transportation. In industrial automation, we deliver the full spectrum of automation hardware, software, and services spanning field devices, control systems, enterprise manufacturing management and cloud-based applications. In rail transportation, we provide advanced signaling control and SCADA systems for high-speed rail and urban rail (including subways).
Founded in 1993, with technical expertise and innovation, we have grown from a research team specializing in automation control in the power industry into a group providing integrated automation control system solutions for customers in diverse industry verticals. As of March 2019, we had cumulatively carried out more than 25,000 projects for approximately 15,000 customers in various sectors including power, petrochemical, high-speed rail, and urban rail, in which we have established leading market positions. According to Frost & Sullivan, we are the largest Chinese company in the domestic automation market by various metrics including contract amount of DCS solutions in the power sector in 2018, ATP sets sold from 2015 to 2018, and contract amount of urban rail SCADA systems in 2018. With our strong customer base and highly-reputable brand, we believe we are well positioned to capture opportunities from untapped growth potential in China and around the world.
Our corporate headquarters are located at No. 2 Disheng Middle Road, Beijing Economic-Technological Development Area, Beijing, 100176, China. Our telephone number is (+86) 10 5898 1386. Our registered office in the British Virgin Islands is located at the offices of Maples Corporate Services (BVI) at P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands. Our agent for service of process in the United States in connection with this offering is Cogency Global Inc. located at 10 East 40th Street, 10th Floor, New York, N.Y. 10016. We maintain a website at http://www.Hollysys.com that contains information about our company, but that information is not a part of this this prospectus supplement or incorporated by reference herein.

RISK FACTORS
Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our report on Form 6-K furnished to the SEC at 16:24:11 on April 8, 2019, which are incorporated by reference in this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Cautionary Note Regarding Forward-Looking Statements
This prospectus and the documents incorporated herein by reference contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements regarding the performance of our business, our financial results, our liquidity, the future payment of dividends and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These forward-looking statements included in this prospectus relate to, among others: our growth strategies, our future business development, results of operations and financial condition, trends in the industry in which we operate both globally and in the PRC, competition in our industries, fluctuations in general economic and business conditions in China and globally, expected changes in our revenues and certain cost and expense items and our operating margins, the relevant government policies and regulatory environment in which we operate and assumptions underlying or related to any of the foregoing; and other risks and uncertainties which are generally set forth under the heading “Risk Factors” in our report on Form 6-K filed with the SEC on April 8, 2019 and in our future filings made with the SEC that are incorporated by reference into this prospectus.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein or in an applicable prospectus supplement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of ordinary shares offered by any of the selling shareholders.

DESCRIPTION OF THE SHARE CAPITAL
The following information describes our ordinary shares and preferred shares, as well as certain provisions of our Amended and Restated M&A. This description is only a summary and may not contain all the information that is important to you. You should also refer to our Amended and Restated M&A, which has been filed with the SEC as Exhibit 3.1 to our Form 6-K furnished to the SEC on May 31, 2016, or documents we have incorporated by reference.
General
Our purpose is to carry on or undertake any business or activity and do any act or enter into any transaction not prohibited by the BVI law.
The Company is authorized to issue 190,000,000 shares, all with a par value $0.001 per share, of which:
•
100,000,000 shares are designated as ordinary shares; and

•
90,000,000 shares are designated as preferred shares.

As of April 5, 2019, there were 60,342,099 fully-paid ordinary shares issued and outstanding and no preferred shares issued.
History of Share Capital
The following table sets forth the history of our share capital from June 30, 2015 to the date of this prospectus:
Balance/ Nature of Issuance	Number of Shares Issued	Consideration	Cumulative Total Shares
Balance as of June 30, 2015	—	—	58,358,521
Issuance of ordinary shares upon exercise of options	612,000	Exercise price per share of $8.89	58,970,521
Issuance of incentive shares and premium shares for Bond Group	627,578	(1)	59,598,099
Balance as of June 30, 2016	—	—	59,598,099
Issuance of ordinary shares upon exercise of options	744,000	Exercise price per share ranging from $8.69 to $8.89	60,342,099
Balance as of June 30, 2017	—	—	60,342,099
Balance as of June 30, 2018	—	—	60,342,099
Balance as of the April 5, 2019	—	—	60,342,099

(1)
On April 1, 2013, the Company acquired 100% equity interest of the Bond Group, a Singapore headquartered mechanical and electrical solutions service contractor of residential, commercial or industrial building construction and renovation projects in Malaysia and Singapore. The nominal purchase price was $73 million, consisting of cash and ordinary shares, with a total fair value of approximately $73.8 million as of the acquisition date, which, among other things, included incentive shares issuable to the selling shareholders. The 627,528 ordinary shares issued to the selling shareholders of the Bond Group were paid as a result of the achievement of certain performance targets by the Bond Group. See Note 3 to the financial statements included in our annual report on Form 20-F for the year ended June 30, 2015.

Performance Options
On May 14, 2015, certain of our employees were granted an aggregate of 1,740,000 performance share options to purchase ordinary shares according to the terms of the our 2015 Equity Incentive Plan. As of the date of the prospectus, the exercise price of these options is $21.87 per share, which will be adjusted in the event we pay additional dividends. These options are subject to the performance vesting requirements set forth in Note 15 (Stockholders’ Equity) to our consolidated financial statements that appear in our Form 20-F for the fiscal year ended June 20, 2018, which was filed with the SEC on September 21, 2018 and is incorporated into this prospectus by reference.
Register
Our company was incorporated in the BVI on February 6, 2006 under the BVI Business Companies Act (as amended), which we refer to as the Act. We filed a Certificate of Change of Name to change its name from HLS Systems International, Inc. to Hollysys Automation Technologies Ltd. on July 17, 2009. On May 26, 2016, the board of directors of the Company, or our Board, approved our Amended and Restated M&A, to exclude the statutory acquisitions of share procedure under Sections 60 and 61 of the Act. Our Amended and Restated M&A became effective upon the registration by the BVI Registrar of Corporate Affairs on May 27, 2016. Our Board believed that this change was desirable and to the benefit of all of our shareholders because it provided Hollysys with increased flexibility of action to purchase its own shares from time to time based on market conditions, stock prices, and other factors without the delay and expense involved in offering to purchase share from all shareholders or obtaining written consent of such purchase from the shareholders as otherwise required under Sections 60 and 61 of the Act.
Objects and Purposes
Section 5 of our Amended and Restated M&A, grants the Company full power and capacity to carry on or undertake any business or activity and do any act or enter into any transaction not prohibited by the Act or any other BVI legislation.
Directors
A director must, immediately after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by us, disclose such interest to our Board, unless (i) the transaction or proposed transaction is between the director and Hollysys and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of our business and on usual terms and conditions. The director who is interested in a transaction entered into or to be entered into by Hollysys may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of Hollysys, or do any other thing in his capacity as a director, that relates to the transaction.
The directors may fix their compensation for services rendered to us.
By a resolution of directors, the directors may exercise all our powers to borrow money, mortgage or charge our undertakings and property, issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation occurred by us or of any third party.
Each director holds office until his successor takes office or until his earlier death, resignation or removal by the members or a resolution passed by the majority of the remaining directors.
A director shall not require a share qualification.
Directors may only be removed for cause by the shareholders.
Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Amended and Restated M&A, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Rights and Obligations of Shareholders
Dividends
Subject to the Act, our directors may, by resolution of directors, declare dividends and distributions by Hollysys to members and authorize payment on the dividends or distributions so long as that immediately after the distribution, the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due. Any distribution payable in respect of a share which has remained unclaimed for three years from the date when it became due for payment shall, if our Board so resolves, be forfeited and cease to remain owing by us. Our directors may, before authorizing any distribution, set aside out of our profits such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.
The holder of each ordinary share has the right to an equal share in any distribution paid by Hollysys.
Voting Rights
Each ordinary share confers on the shareholder the right to one vote at a meeting of the members or on any resolution of members on all matters before the shareholders of the Company.
Rights in the event of winding up
The holder of each ordinary share is entitled to an equal share in the distribution of the surplus assets of Hollysys on a winding up.
Redemption
We may purchase, redeem or otherwise acquire and hold our own shares, for such consideration as the directors consider fit without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.
Liability for Further Capital Calls
Shareholders are not obligated to make any further contributions to our share capital other than as agreed by the subscriber of the relevant shares on subscription. This provision means that holders of ordinary shares will not be obligated to make further contributions to our share capital.
Changes in the rights of shareholders
The rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation. This is not a statutory requirement under the Act and has been imposed pursuant to the terms of the Amended and Restated M&A.
Meetings
The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable. A meeting of members must be held if requested by members holding at least 30% of the voting rights in respect of the matter for which the meeting is being held. No less than seven days’ notice of meetings is required to be given to members.
A meeting of members is properly constituted if at the commencement of the meeting the holder or holders present in person or by proxy entitled to exercise at least 50% of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.
A member shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

A resolution of members may be approved at a duly constituted meeting of members by the affirmative vote of a simple majority of the votes of those members entitled to vote and voting on the resolution.
A meeting of members held in contravention of the requirement to give notice is valid if members holding not less than 90% of: (a) the total voting rights on all matters to be considered at the meeting; or (b) the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes, have waived notice of the meeting. Attendance at the meeting is deemed to constitute waiver.
The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.
A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member. A written instrument giving the proxy such authority must be produced at the place appointed for the meeting before the time for holding the meeting at which such person proposes to vote.
Limitations on Ownership and Voting Rights of Securities
There are no limitations on the right of any person, including non-residents or foreign persons, to own, or exercise voting rights with respect to, our securities imposed by BVI law or by our Amended and Restated M&A, other than with respect to the our 2010 Rights Plan. See “— Takeover provisions” below.
Change in Control of Company
While directors of Hollysys may be appointed by the members or directors for such terms as may be determined at the time of such appointment, and may be removed by resolution of directors with or without cause, directors may not be removed by the members except for cause.
Our unissued and unreserved shares, including unissued and unreserved preferred shares, are at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine. While the issuance of preferred shares provides us with flexibility in connection with possible acquisitions or other corporate purposes, it could, among other things, have the effect of delaying, deferring or preventing a change of control transaction and could adversely affect the market price of our ordinary shares. We have no current plan to issue any preferred shares.
Takeover provisions
On August 27, 2010, our Board adopted the 2010 Rights Plan. In connection with the 2010 Rights Plan, our Board declared a dividend distribution of one “Right” for each outstanding ordinary share to shareholders of record at the close of business on August 27, 2010, effective as of September 27, 2010. Each Right entitles the shareholder to buy one share of our Class A preferred shares at a price of  $160. Unless terminated earlier by our Board, the 2010 Rights Plan will expire on September 27, 2020.
Initially, the Rights will only be transferable in connection with the transfer or ordinary shares, and no separate Rights certificates or stock statements will be distributed or provided. The Rights will separate from the ordinary shares and become exercisable if a person or group announces an acquisition of 20% or more of our outstanding ordinary shares, or announces commencement of a tender offer for 20% or more of the ordinary shares. In that event, the Rights permit shareholders, other than the acquiring person, to purchase our ordinary shares having a market value of twice the exercise price of the Rights, in lieu of the Class A preferred shares. In addition, in the event of certain business combinations, the Rights permit the purchase of the ordinary shares of an acquiring person at a 50% discount. Rights held by the acquiring person become null and void in each case.
The 2010 Rights Plan is designed to ensure that all of our shareholders receive fair and equal treatment in the event of any proposed takeover of us and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of us without paying all shareholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 20% or more of our shares on terms not approved by the our Board, but the Rights should not interfere with any merger or other business combination approved by the Board at any time prior to the first date that a person or group has become an acquiring person.
Ownership Threshold
There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed under the laws of the BVI or our Amended and Restated M&A.
Changes in Authorized Shares
Subject to the provisions of the Act, we may, by a resolution of directors or members, amend our Amended and Restated M&A to increase or decrease the number of our shares authorized to be issued. The directors of the Company may, by resolution, authorize a distribution (including a capital distribution) by the Company at a time, of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test. The solvency test is satisfied if the value of the Company’s assets exceeds its liabilities, and the Company is able to pay its debts as they fall due.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.
Differences in Corporate Law
The company law of the BVI differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the companies law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Protection for minority shareholders
Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain “fiduciary” responsibilities to the minority shareholders. Corporate actions taken by majority and controlling shareholders that are unreasonable and materially detrimental to the interests of minority shareholders may be declared null and void. Minority shareholders may have less protection for their rights under BVI law than they would have under U.S. law.
Powers of directors
Unlike most U.S. jurisdictions, the directors of a BVI company, subject in certain cases to a court’s approvals but without shareholders’ approval, may implement the sale, transfer, exchange or disposition of any asset, property, part of the business, or securities of the company, with the exception that shareholder approval is required for the disposition of over 50% in the value of the total assets of the company.
Conflict of interests
Similar to the laws of most U.S. jurisdictions, when a director becomes aware of the fact that he or she has an interest in a transaction which we are to enter into, he or she must disclose it to our Board. However, with sufficient disclosure of interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of us, or do any other thing in his capacity as a director, that relates to the transaction.
Written consent and cumulative voting
Similar to the laws of most U.S. jurisdictions, under the BVI law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting. BVI law does not make a specific reference to cumulative voting, and there is no provision authorizing cumulative voting under our Amended and Restated M&A. Many U.S. jurisdictions permit cumulative voting.
Shareholder’s access to corporate records
A shareholder is entitled, on giving written notice to us, to inspect our (i) Amended and Restated M&A; (ii) register of members; (iii) register of directors; and (iv) minutes of meetings and resolutions of members and of those classes of members of which the shareholder is a member.
Our directors may, if they are satisfied that it would be contrary to our interests to allow a member to inspect any document listed above (or any part thereof), refuse the member to inspect the document or limit the inspection of the document. Our Board may also authorize a member to review our company account if requested.
Indemnification
Under BVI law and our Amended and Restated M&A, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director; or (b) is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.
To be entitled to indemnification, these persons must have acted honestly and in good faith and in what he believes to be the best interest of our company, and they must have had no reasonable cause to believe their conduct was unlawful. Furthermore, such a person must be indemnified by us if he has been successful in the defense of any proceedings.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Mergers and similar arrangements
Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the Act. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.
Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.
The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.
After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

Dissenter Rights
A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissent rights is entitled to payment in cash of the fair value of his shares.
A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting. Such shareholders then have 20 days to give their written election in the form specified by the Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.
Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.
Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.
Under BVI law, shareholders are not entitled to dissenters’ rights in relation to liquidation.
Shareholders’ suits
Similar to the laws of most U.S. jurisdictions, BVI law permits derivative actions against its directors. However, the circumstances under which such actions may be brought, and the procedures and defenses available may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company incorporated and/or existing in the United States.
The High Court of the BVI may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the High Court of the BVI must take into account (i) whether the shareholder is acting in good faith; (ii) whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters; (iii) whether the proceedings are likely to succeed; (iv) the costs of the proceedings in relation to the relief likely to be obtained; and (v) whether an alternative remedy to the derivative claim is available.
Leave to bring or intervene in proceedings may be granted only if the court is satisfied that (i) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be; or (ii) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

SELLING SHAREHOLDERS
Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus or the applicable prospectus supplement.

ADDITIONAL INFORMATION
On August 12, 2016, Mr. Changli Wang, the then sole shareholder of Ace Lead Profits Limited, and the former CEO and Chairman of the Company, sold and transferred one share of Ace Lead Profits Limited, representing all of the issued and outstanding share of Ace Lead Profits Limited, to Mr. Baiqing Shao, the then CEO of the Company for $1. Ace Lead Profits Limited directly owned 4,144,223 ordinary shares of the Company.
On the same date, Mr. Changli Wang, the then sole shareholder of Golden Result Enterprises Limited, sold and transferred one share of Golden Result Enterprises Limited, representing all of the issued and outstanding share of Golden Result Enterprises Limited, to Mr. Jianfeng He, the then Chairman of the Company, for $1. Golden Result Enterprises Limited directly owned 681,471 ordinary shares of the Company.

TAXATION
The following is a general summary of certain material BVI, China and U.S. federal income tax considerations. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective shareholder. The discussion is based on laws and relevant interpretations thereof in effect as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect.
BVI Taxation
The BVI does not impose a withholding tax on dividends paid to holders of our ordinary shares, nor does the BVI levy any capital gains or income taxes on us. Further, a holder of our ordinary shares who is not a resident of the BVI is exempt from the BVI income tax on dividends paid with respect to the ordinary shares. Holders of ordinary shares are not subject to the BVI income tax on gains realized on the sale or disposition of the ordinary shares.
Our ordinary shares are not subject to transfer taxes, stamp duties or similar charges in the BVI. However, as a company incorporated under the 2004 Act, we are required to pay the BVI government an annual license fee based on the number of shares we are authorized to issue.
There is no income tax treaty or convention currently in effect between the United States and the BVI.
Taxation in China
We are a holding company incorporated in the BVI, which indirectly holds our equity interests in our PRC operating subsidiaries. The PRC Enterprise Income Tax Law, or the EIT Law and its implementation rules, both of which became effective as of January 1, 2008, provide that a PRC enterprise is subject to a standard income tax rate of 25% and China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its overseas parent, will normally be subject to PRC withholding tax at a rate of 10%, unless there are applicable treaties between the overseas parent’s jurisdiction of incorporation and China to reduce such rate.
Under the Arrangement between the Mainland and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or the Double Taxation Arrangement, effective as of January 1, 2007, such dividend withholding tax rate is reduced to 5% if a Hong Kong resident enterprise owns over 25% of the PRC company distributing the dividends. Under the aforesaid arrangement, any dividends that our PRC operating subsidiaries pay to their Hong Kong holding companies may be subject to a withholding tax at the rate of 5% if they are not considered to be a PRC “resident enterprise” as described below. However, if the Hong Kong holdings companies are not considered to be the “beneficial owner” of such dividends under the Notice Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties promulgated by the State Administration of Taxation on October 27, 2009 (and not a PRC “resident enterprise”), such dividends would be subject to the withholding tax rate of 10%. The withholding tax rate of 5% or 10% applicable will have a significant impact on the amount of dividends to be received by us and ultimately by shareholders.
According to the Notice Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties, the term “beneficial owner” refers to a person who has the right to own and dispose of the income and the rights or properties generated from the said income. The “beneficial owner” may be an individual, a company or any other organization which is usually engaged in substantial business operations. A conduit company is not a “beneficial owner.” The term “conduit company” refers to a company which is usually established for purposes of dodging or reducing taxes, and transferring or accumulating profits. Such a company is only registered in the country of domicile to satisfy the organizational form as required by law, but it does not engage in such substantial business operations as manufacturing, distribution and management.
In addition to the changes to the current tax structure, under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.”

It remains unclear whether the PRC tax authorities would require or permit our overseas registered entities to be treated as PRC resident enterprises. We do not currently consider our company to be a PRC resident enterprise and we do not withhold the 10% EIT when we distributed dividends to our non-resident enterprise shareholders in the past. However, if the PRC tax authorities determine that we are considered to be a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow: (1) we may be subject to the PRC enterprise income tax at the rate of 25% on our worldwide taxable income; (2) dividend income that we received from our PRC subsidiaries may be exempt from the PRC withholding tax; and (3) dividends paid to our overseas shareholders who are non-PRC resident enterprises as well as gains realized by these shareholders from the transfer of our shares may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of up to 10%, subject to any reduction or exemption set forth in relevant tax treaties, and similarly, dividends paid to our overseas shareholders who are non-PRC resident individuals, as well as gains realized by these shareholders from the transfer of our shares, may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of 20%, subject to any reduction or exemption set forth in relevant tax treaties.
Under the EIT Law and its implementing rules, a non-resident enterprise is generally subject to PRC enterprise income tax with respect to PRC-sourced income, but there remain substantial uncertainties as to their interpretation and application by the relevant PRC tax authorities. We intend to comply with any interpretation or notice in relation to the taxation of capital gains issued by the PRC tax authorities in the future.
United States Federal Income Taxation
The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares by U.S. holders (as defined below). It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s situation. The discussion applies only to U.S. holders that hold their ordinary shares as capital assets (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on the Code, income tax regulations promulgated there under, judicial positions, published positions of the Internal Revenue Service, or the IRS, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is general in nature and is not exhaustive of all possible tax considerations, nor does the discussion address any state, local or foreign tax considerations or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular holders.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:
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banks, insurance companies or other financial institutions;

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persons subject to the alternative minimum tax;

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tax-exempt organizations;

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corporations that accumulate earnings to avoid United States federal income tax;

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certain former citizens or long-term residents of the United States;

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dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons that own, or are deemed to own, more than five percent of our capital stock;

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holders who acquired our stock as compensation or pursuant to the exercise of a stock option; or

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persons who hold our common stock as a position in a hedging transaction, “straddle,” or other risk reduction transaction.

For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States (or treated as such under applicable U.S. tax laws), any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if  (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is neither a U.S. holder nor a partnership or other entity classified as a partnership for U.S. federal income tax purposes.
In the case of a partnership or entity classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships or entities classified as partnerships for U.S. federal income tax purposes should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger or of the ownership and disposition of our ordinary shares.
Distributions
On August 11, 2016, our Board approved a regular cash dividend policy pursuant to which future cash dividends are expected to be paid to holders of the Company’s ordinary shares on an annual basis out of funds legally available for such purpose. Subject to the discussion of the passive foreign investment company rules below, the gross amount of such distributions will be included in the gross income of the U.S. holder as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will not be eligible for the dividends-received deduction allowed to corporations. Dividends received by non-corporate U.S. holders, including individuals, may be subject to reduced rates of taxation under current law, provided certain requirements are met.
In the event that the Company is deemed to be a PRC resident enterprise for PRC tax purposes, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our ordinary shares. See “Taxation — Taxation in China.” In that case, a U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code and the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the U.S.-PRC Tax Treaty, is not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.
To the extent that dividends paid on our ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on our ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as gain from the disposition of those ordinary shares.
Sale or Other Disposition
Subject to the discussion of the passive foreign investment company rules below, U.S. holders of our ordinary shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amounts realized for the ordinary shares and the U.S. holder’s tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss. Under current law, non-corporate U.S. holders, including individuals, are eligible for reduced tax rates if the ordinary shares have been held for more than one year. The deductibility of capital losses is subject to limitations.
In the event that the Company is deemed to be a PRC resident enterprise for PRC tax purposes, a U.S. holder may be subject to PRC tax on any gain from the sale or other disposition of the ordinary shares. See “Taxation — Taxation in China.” In that case, a U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of ordinary shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code and the U.S.-PRC Tax Treaty is not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.
Unearned Income Medicare Contribution
Certain U.S. holders who are individuals, trusts or estates are required to pay an additional 3.8% tax on net investment income, which includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. U.S. holders should consult their own advisors regarding the effect, if any, of this tax provision on their ownership and disposition of our ordinary shares.
Passive Foreign Investment Company Rules
In general, a foreign corporation will be a passive foreign investment company, or PFIC, for any taxable year in which (1) 75% or more of its gross income consists of passive income (such as dividends, interest, rents royalties and certain gains) or (2) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income.
Based on our current income and assets and the value of our outstanding ordinary shares, we do not believe that we were a PFIC for our taxable year ended June 30, 2018 and do not expect to become a PFIC in the foreseeable future. While we do not anticipate becoming a PFIC, changes in the nature of our income or assets, or fluctuations in the market price of our ordinary shares, may cause us to become a PFIC for future taxable years.
If we were a PFIC for any taxable year during which a U.S. Holder owned our ordinary shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition (including, under certain circumstances, a pledge) of ordinary shares by the U.S. Holder would be allocated ratably over the U.S. Holder’s holding period for such share. The amounts allocated to the taxable year of disposition and to taxable years prior to the first taxable year in which we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to the allocated amounts. Further, to the extent that any distribution received by a U.S. Holder on ordinary shares exceeded 125% of the average of the annual distributions received on such shares during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner. Certain elections may be available that would result in alternative treatments (such as a mark-to-market treatment) of the shares. U.S. Holders should consult their tax advisers to determine whether such elections are available and, if so, what the consequences of the alternative treatments would be in those holders’ particular circumstances. U.S. Holders should also consult their tax advisers regarding the determination of whether we are a PFIC and the potential application of the PFIC rules.
Information Reporting and Backup Withholding
Payments of dividends or of proceeds on the disposition of stock made to a holder of our ordinary shares may be subject to information reporting and backup withholding at a current rate of 24% unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or establishes an exemption from backup withholding.
Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

PLAN OF DISTRIBUTION
We or any of the selling shareholders may sell the offered securities from time to time:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered pursuant to this prospectus will be passed upon by Maples and Calder, 5th Floor, Ritter House, PO Box 17, Road Town, Tortola, VG1110, British Virgin Islands. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
ENFORCEMENT OF CIVIL LIABILITIES
Hollysys is a BVI company and our principal executive offices are located in China. All of our directors and officers reside outside the United States. In addition, almost all of our assets and the assets of our directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in the United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, it is uncertain whether the courts of the BVI would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.
Experts
The consolidated financial statements of Hollysys Automation Technologies Ltd. appearing in Hollysys Automation Technologies Ltd.’s Annual Report (Form 20-F) for the year ended June 30, 2018, and the effectiveness of Hollysys Automation Technologies Ltd.’s internal control over financial reporting as of June 30, 2018, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered in this offering. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers like Hollysys that file electronically with the SEC. All information we file with the SEC can be obtained over the internet at the SEC’s website at http://www.sec.gov.
Additionally, we make these filings available, free of charge, on our website at http://www.Hollysys.com as soon as reasonably practicable after we electronically file (or furnish) such materials with the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by specifically incorporating by reference future filings we make with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that is filed later. All of the documents incorporated by reference are available at http://www.sec.gov under Hollysys Automation Technologies Ltd., CIK number 0001357450.
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our Annual Report on Form 20-F for the fiscal year ended June 30, 2018 filed with the SEC on September 21, 2018 (File No. 001-33602);

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The following exhibits to our report on Form 6-K as furnished to the SEC on February 28, 2019:

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Exhibit 99.1 — containing certain selected consolidated financial data of Hollysys as of December 31, 2018 and June 30, 2018 and for the six months ended December 31, 2018 and 2017;

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Exhibit 99.2 — containing unaudited interim consolidated financial statements of Hollysys as of December 31, 2018 and for the six months ended December 31, 2018 and 2017; and

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Exhibit 99.3 — containing the Operating and Financial Review and Prospects of Hollysys as of December 31, 2018 and for the six months ended December 31, 2018 and 2017;

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our report on Form 6-K as furnished to the SEC at 16:24:11 on April 8, 2019;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by the relevant prospectus supplement;

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

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the description of  (i) our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on July 30, 2008 (which incorporates such description of our ordinary shares from the Registration Statement on Form S-4 (File No. 333-132826), originally filed on March 30, 2006 and as subsequently amended, which description is also hereby incorporated by reference) and (ii) our 2010 Rights Plan contained in the Registration Statement on Form 8-A filed with the SEC on September 21, 2010, and, in each case, any further amendment or report filed after the date of this prospectus for the purpose of updating such descriptions.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to:
Hollysys Automation Technologies Ltd.
No. 2 Disheng Middle Road
Beijing Economic-Technological Development Area
Beijing, China 100176, Attn: Investor Relations
Email: investors@hollysys.com
Telephone: (86) 10 5898 1386

Hollysys Automation Technologies Ltd.
7,800,000 Ordinary Shares

PRELIMINARY PROSPECTUS SUPPLEMENT
April 8, 2019

Citigroup